Annual Report to Shareholders

To Our Shareholders,

   We are pleased to provide you with Legg Mason Income Trust’s annual report for the year ended December 31, 2005, combining reports for the Legg Mason Core Bond Fund, High Yield Portfolio, Investment Grade Income Portfolio, Limited Duration Bond Portfolio and the U.S. Government Money Market Portfolio.

   The following table summarizes key statistics for the Primary Class of each portfolio, as of December 31, 2005:

			Net Asset Value
	SEC YieldA	Average Life	Per Share

Core Bond	4.07%	8.42 years	$9.71
High Yield	6.61%	6.94 years	$8.93
Investment Grade	5.00%	10.31 years	$10.40
Limited DurationB	3.89%	3.32 years	$10.20
U.S. Government Money MarketC	3.55%	49 days	$1.00

   For the year ended December 31, 2005, total returns for the Primary Class of shares of the Core Bond, High Yield, Investment Grade and Limited Duration Portfolios were +0.94%, +2.39%, +1.69%, and +1.83%, respectively. Total returns for the Institutional Class of shares of High Yield, Investment Grade and Limited Duration Portfolios were +2.94%, +2.27%, and +2.29%, respectively. (Total return measures investment performance in terms of appreciation or depreciation in a portfolio’s net asset value per share, plus dividends and any capital gain distributions.)

   For each of our Funds, historical performance is not indicative of future results, and the principal value of the Core Bond, High Yield, Investment Grade and Limited Duration Portfolios will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. The U.S. Government Money Market Portfolio seeks to preserve the value of your investment at $1.00 per share; however, it is possible to lose money by investing in the Fund. The U.S. Government Money Market Portfolio is primarily invested in government agency securities. Although most government agency securities are not backed by the full faith and credit of the U.S. government, all such securities held in the Portfolio at December 31, 2005 carry the highest quality ratings of the Standard & Poor’s and Moody’s rating services.
   PricewaterhouseCoopers LLP, the Funds’ independent registered public accounting firm, has completed its annual audit examination, and audited financial statements for the fiscal year ended December 31, 2005, are included in this report.

A	SEC yields reported for the Core Bond, High Yield, Investment Grade and Limited Duration Portfolios are for the 30 days ended December 31, 2005. For the U.S. Government Money Market Portfolio, the SEC yield is for the 7 days ended December 31, 2005.

B	Limited Duration was formerly the U.S. Government Intermediate Portfolio, see page 85 for additional information about the change.

C	An investment in the U.S. Government Money Market Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Annual Report to Shareholders

   On January 3, 2006, the Board of Directors of the Legg Mason U.S. Government Money Market Portfolio approved, subject to shareholder approval, a Plan of Liquidation, Dissolution and Termination whereby all the Fund’s assets would be liquidated and the Fund would subsequently be dissolved. The estimated time of liquidation is February 27, 2006.

   Many of our shareholders regularly add to their Primary Class Fund holdings by authorizing automatic, monthly transfers from their bank checking or brokerage accounts. Your financial adviser will be happy to help you establish a dollar cost averaging plan should you wish to do so.
   Finally, we wanted to update you on previously announced news regarding Legg Mason. We recently completed a business transaction with Citigroup that enabled us to become one of the top five mutual fund companies in the United States.D As of December 31, 2005, Legg Mason, Inc.’s assets under management totalled $850.8 billion. Of that amount, $362.6 billion were in mutual funds advised by the investment advisory affiliates of Legg Mason, Inc. On page 3 you will find a letter from Raymond A. “Chip” Mason, Legg Mason’s chairman and chief executive officer, describing the significance of this transaction and our deep commitment to the clients of all of our asset management businesses.

Sincerely,

John F. Curley, Jr. Chairman	Mark R. Fetting President

February 15, 2006

D	Source: “Open and Closed-End Mutual Funds Third Quarter 2005 Market Shares,” published by Strategic Insight.

Annual Report to Shareholders

To Our Clients and Shareholders Worldwide,

   Today represents a major milestone in the proud, over a century history of Legg Mason. With the successful acquisition of Citigroup’s worldwide asset management business, Legg Mason has transformed itself from a well-regarded money management and regional securities firm into a global asset manager with more than $800 billion in assets under management. We undertook this important step to enable us to concentrate all of our resources on what we believe we do best: managing your money.

   While we understand some things will change, there are two core beliefs that you can continue to count on from us. First, we believe that the bedrock of any successful organization is its character and integrity. Second, we are deeply committed to encouraging and supporting the many talented money managers throughout the Legg Mason organization in their quest to be both independent and performance driven. All of our managers share a common organizational mission: “To be one of the best money managers in the world.”
   As a global money manager, we now offer institutions, mutual fund and high net worth individual investors around the world a constellation of sophisticated money management services from which to choose—from equity to alternative to fixed income products offered throughout the United States, United Kingdom, Europe, Japan, Hong Kong, Australia, Singapore, Latin America and Canada.
   So, whether you are a satisfied client of Legg Mason Capital Management, Western Asset Management, Private Capital Management, Royce, Brandywine, Batterymarch, Permal or any of the many former Citigroup mutual funds or separate accounts that now comprise the ‘new’ Legg Mason, you should know that we pledge to you that we will work hard to meet your investment objectives, every day.

Sincerely,

/s/ Raymond A. Mason
Raymond A. “Chip” Mason Chairman, President and Chief Executive Officer

December 2005

Annual Report to Shareholders

Management’s Discussion of Fund Performance

Core Bond Fund

   The average annual total return for the Core Bond Fund for the period from its inception to December 31, 2005, is presented below, along with the total return of its benchmark:

Since
	One Year	InceptionA

Core Bond Fund
Primary Class	+0.94%	+1.54%
Lehman Aggregate Bond IndexB	+2.43%	+4.88%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please visit www.leggmasonfunds.com. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various period.

   Our investment strategy produced generally negative results. The total return (appreciation or depreciation in the Fund’s net asset value per share, plus dividends and any capital gain distributions) of the Fund’s Primary Class lagged the performance of its primary benchmark, the Lehman Aggregate Bond Index, delivering 0.94% versus 2.43% for the index. The Fund’s underweight duration stance suffered as yields fell, but its barbelled exposure to maturities benefited from a flatter yield curve. A neutral-to-underweight exposure to the credit sector was rewarded as spreads widened, but an emphasis on BBB-rated bonds suffered since they underperformed higher-quality bonds. An overweight exposure to Treasury Inflation-Protected SecuritiesC subtracted modestly from performance as they underperformed Treasuries.

Western Asset Management Company

January 31, 2006

A	The Inception date of the Primary Class is February 27, 2004. Index returns are for periods beginning February 29, 2004.

B	A market value-weighted index that tracks the daily price, coupon, pay-downs, and total return performance of fixed rate, publicly placed, dollar-denominated, and nonconvertible investment grade debt issues with at least $100 million par amount outstanding and with at least one year to final maturity.

C	Security whose principal value is adjusted daily or monthly in accordance with changes to the Consumer Price Index for All Urban Consumers. Interest is calculated on the basis of the current adjusted principal value.

Annual Report to Shareholders

Expense Example

Core Bond Fund

   As a shareholder of the Fund, you incur ongoing costs, including management fees, distribution and service (12b-1) fees, and other Fund expenses. These examples are intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. Each example is based on an investment of $1,000 invested on July 1, 2005, and held through December 31, 2005.

Actual Expenses

   The first line in the table below provides information about actual account values and actual expenses for the Fund. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During the Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

   The second line in the table below provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare these 5% hypothetical examples with the 5% hypothetical examples that appear in the shareholder reports of other funds.

	Beginning	Ending	Expenses PaidA
	Account	Account	During the
	Value	Value	Period
	7/1/05	12/31/05	7/1/05 to 12/31/05

Actual	$1,000.00	$992.60	$5.02
Hypothetical (5% return before expenses)	1,000.00	1,020.16	5.09

A	These calculations are based on expenses incurred in the most recent fiscal half-year. The dollar amounts shown as “Expenses Paid” are equal to the annualized expense ratio of 1.00% multiplied by the average value over the period, multiplied by the number of days in the most recent fiscal half-year (184), and divided by 365.

Annual Report to Shareholders

Performance Information

Core Bond Fund

   The graph on the following page compares the Fund’s total returns to that of a closely matched broad-based securities market index. The graph illustrates the cumulative total return of an initial $10,000 investment in the Fund’s Primary Class shares, for the periods indicated. The line for the Fund represents the total return after deducting all Fund investment management and other administrative expenses and the transaction costs of buying and selling securities. The line representing the securities market index does not include any transaction costs associated with buying and selling securities in the index or other administrative expenses. Both the Fund’s and the index’s results assume reinvestment of all dividends and distributions.

   Total return measures investment performance in terms of appreciation or depreciation in a fund’s net asset value per share, plus dividends and any capital gain distributions. It assumes that dividends and distributions were reinvested at the time they were paid. Average annual returns tend to smooth out variations in a fund’s return, so that they differ from actual year-to-year results.

Annual Report to Shareholders

Growth of a $10,000 Investment — Primary Class

Periods Ended December 31, 2005

	Cumulative	Average Annual
	Total Return	Total Return

One Year	+0.94%	+0.94%
Life of Class*	+2.87%	+1.54%

* Inception date: February 27, 2004

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please visit www.leggmasonfunds.com. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

A	A market value-weighted index that tracks the daily price, coupon, pay-downs, and total return performance of fixed rate, publicly placed, dollar-denominated, and nonconvertible investment grade debt issues with at least $100 million par amount outstanding and with at least one year to final maturity.

Performance Information — Continued

Annual Report to Shareholders

Portfolio Composition (as of December 31, 2005)B

Standard & Poor’s Debt RatingsC (as a percentage of the portfolio)

Maturity Schedule (as a percentage of the portfolio)

B	The Fund is actively managed. As a result, the composition of its portfolio holdings and sectors is subject to change at any time.

C	Standard & Poor’s Ratings Services provide capital markets with credit ratings for the evaluation and assessment of credit risk.

Annual Report to Shareholders

Portfolio of Investments

Legg Mason Core Bond Fund

December 31, 2005
(Amounts in Thousands)

		Maturity	Par/
	Rate	Date	Shares	Value

Long-Term Securities — 124.3%
Corporate Bonds and Notes — 23.2%
Aerospace/ Defense — 0.1%
Northrop Grumman Corporation	4.079%	11/16/06	$40	$40
United Technologies Corporation	5.400%	5/1/35	20	20

				60

Automotive — 1.7%
Ford Motor Company	7.450%	7/16/31	720	490
General Motors Corporation	8.250%	7/15/23	1,000	642
General Motors Corporation	8.375%	7/15/33	150	99

				1,231

Banking and Finance — 3.2%
Ford Motor Credit Company	4.950%	1/15/08	40	36
Ford Motor Credit Company	6.625%	6/16/08	190	172
Ford Motor Credit Company	7.375%	10/28/09	590	523
Ford Motor Credit Company	7.375%	2/1/11	230	202
Ford Motor Credit Company	7.250%	10/25/11	210	182
General Motors Acceptance Corporation	6.125%	2/1/07	10	10
General Motors Acceptance Corporation	6.150%	4/5/07	50	47
General Motors Acceptance Corporation	6.125%	8/28/07	230	213
General Motors Acceptance Corporation	5.625%	5/15/09	685	609
General Motors Acceptance Corporation	7.750%	1/19/10	110	103
HSBC Finance Corporation	4.125%	11/16/09	225	217

				2,314

Banks — 1.1%
Bank of America Corporation	3.875%	1/15/08	90	88
Bank of America Corporation	4.500%	8/1/10	120	118
Bank One Corporation	6.500%	2/1/06	220	220
Bank One Corporation	2.625%	6/30/08	335	318

Legg Mason Core Bond Fund — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Banks — Continued
Rabobank Capital Funding Trust II	5.260%	12/31/49	$10	$10	A,B
Rabobank Capital Funding Trust III	5.254%	12/29/49	20	20	A,B

				774

Cable — 0.5%
Comcast Corporation	6.500%	1/15/15	240	254
Cox Communications, Inc.	3.875%	10/1/08	70	67

				321

Diversified Financial Services — 1.6%
CIT Group Inc.	4.000%	5/8/08	5	5
Citigroup Inc.	4.125%	2/22/10	230	223
General Electric Capital Corporation	4.250%	1/15/08	180	178
Marsh & McLennan Companies, Inc.	5.150%	9/15/10	650	646
Wells Fargo & Company	4.200%	1/15/10	105	102

				1,154

Electric — 0.7%
Dominion Resources, Inc.	4.750%	12/15/10	30	29
Dominion Resources, Inc.	5.700%	9/17/12	95	97
FirstEnergy Corp.	7.375%	11/15/31	285	336
Oncor Electric Delivery Company	6.375%	1/15/15	30	32
The Cleveland Electric Illuminating Company	5.650%	12/15/13	20	20

				514

Energy — 2.6%
Duke Energy Corporation	6.250%	1/15/12	50	53
Duke Energy Corporation	5.625%	11/30/12	90	92
Pacific Gas and Electric Company	6.050%	3/1/34	135	140

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Energy — Continued
TXU Corp.	6.550%	11/15/34	$800	$756
TXU Energy Co.	7.000%	3/15/13	770	820

				1,861

Environmental Services — 0.1%
Waste Management, Inc.	6.375%	11/15/12	85	91

Food, Beverage and Tobacco — 0.5%
Altria Group, Inc.	7.000%	11/4/13	155	169
Anheuser-Busch Companies, Inc.	4.950%	1/15/14	155	155
Kraft Foods Inc.	5.625%	11/1/11	65	67

				391

Investment Banking/ Brokerage — 0.7%
BNP Paribas NY	6.875%	3/1/09	110	116
Lehman Brothers Holdings Inc.	4.000%	1/22/08	115	113
Morgan Stanley	3.625%	4/1/08	190	185
The Goldman Sachs Group, Inc.	4.500%	6/15/10	110	108

				522

Media — 0.4%
Clear Channel Communications, Inc.	4.625%	1/15/08	30	30
Clear Channel Communications, Inc.	4.250%	5/15/09	50	48
Clear Channel Communications, Inc.	5.500%	9/15/14	40	38
Time Warner Inc.	6.875%	5/1/12	75	80
Time Warner Inc.	7.700%	5/1/32	75	84

				280

Medical Care Facilities — 1.0%
HCA, Inc.	5.750%	3/15/14	700	679

Legg Mason Core Bond Fund — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Medical Care Facilities — Continued
Oil and Gas — 1.7%
Amerada Hess Corporation	7.300%	8/15/31	$245	$283
Apache Corporation	6.250%	4/15/12	35	38
Conoco Inc.	6.950%	4/15/29	225	271
ConocoPhillips	4.750%	10/15/12	60	60
Devon Energy Corporation	7.950%	4/15/32	140	181
Kerr-McGee Corporation	6.875%	9/15/11	300	320
XTO Energy, Inc.	7.500%	4/15/12	15	17
XTO Energy, Inc.	6.250%	4/15/13	20	21

				1,191

Paper and Forest Products — 0.4%
International Paper Company	5.500%	1/15/14	40	39
Weyerhaeuser Company	6.750%	3/15/12	235	250

				289

Photo Equipment and Supplies — 0.7%
Eastman Kodak Company	7.250%	11/15/13	540	516

Retail — 0.5%
Target Corporation	5.400%	10/1/08	155	158
Wal-Mart Stores, Inc.	3.375%	10/1/08	190	183

				341

Special Purpose — 4.8%
ASIF Global Financing XIX	4.900%	1/17/13	40	40	A
DaimlerChrysler NA Holding Corporation	4.050%	6/4/08	95	92
DaimlerChrysler NA Holding Corporation	7.200%	9/1/09	50	53
Lilacs Repackaging 05-I	5.138%	1/15/64	500	493	A
Sprint Capital Corporation	4.780%	8/17/06	15	15
Sprint Capital Corporation	6.000%	1/15/07	270	273

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Special Purpose — Continued
Sprint Capital Corporation	8.375%	3/15/12	$2,040	$2,364
Verizon Global Funding Corp.	7.375%	9/1/12	105	117

				3,447

Telecommunications — 0.1%
BellSouth Corporation	4.750%	11/15/12	10	10
SBC Communications Inc.	5.100%	9/15/14	70	68

				78

Transportation — 0.8%
JetBlue Airways Corporation	4.715%	8/15/16	300	296	C
JetBlue Airways Corporation	4.790%	11/15/16	300	294	C

				590

Total Corporate Bonds and Notes (Identified Cost — $17,415)				16,644

Asset-Backed Securities — 4.3%
Fixed Rate Securities — 1.0%
Bank One Issuance Trust 2003-C1	4.540%	9/15/10	200	198
BankAmerica Manufactured Housing Contract 1997-2	6.790%	12/10/22	32	32
Citibank Credit Card Issuance Trust 2001-C3	6.650%	5/15/08	200	201
Conseco Finance Home Equity Loan Trust 2001-A	7.440%	3/15/32	200	201
MMCA Automobile Owner Trust 2002-4	3.050%	11/16/09	107	107

				739

Indexed SecuritiesC — 3.3%
AAA Trust 2005-2	4.291%	11/26/35	191	191	A
Ameriquest Mortgage Securities Inc. 2005-R3	4.469%	5/25/35	185	185
Bayview Financial Acquisition Trust 2003-BA	4.859%	4/25/33	176	176	A

Legg Mason Core Bond Fund — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Asset-Backed Securities — Continued
Indexed SecuritiesC — Continued
Bayview Financial Acquisition Trust 2004-C	4.799%	5/28/44	$475	$475
Bayview Financial Acquisition Trust 2005-B	4.340%	4/28/39	250	250
Carrington Mortgage Loan Trust 2005-OPT2	4.469%	5/25/35	325	325
Credit-Based Asset Servicing and Securitization 2005-RP1	4.559%	1/25/35	182	182	A
EQCC Trust 2002-1	4.679%	11/25/31	10	10
Household Mortgage Loan Trust 2003-HC1	4.720%	2/20/33	127	127
Morgan Stanley ABS Capital I 2005-WMC2	4.459%	2/25/35	267	266
Residential Asset Mortgage Product Inc 2004-RPIA	4.490%	11/25/42	41	41	A
Wachovia Asset Securitization, Inc. 2002-HE1	4.749%	9/27/32	127	127

				2,355

Total Asset-Backed Securities (Identified Cost — $3,109)				3,094

Mortgage-Backed Securities — 19.9%
Fixed Rate Securities — 3.0%
Asset Securitization Corporation 1996-D2	6.920%	2/14/29	26	26
Banc of America Commercial Mortgage Incorporated 2005-3	4.668%	7/10/43	500	482
Countrywide Alternative Loan Trust 2004-2 CB	4.250%	3/25/34	297	293
GS Mortgage Securities Corporation II 2005-GG4	4.680%	7/10/39	200	195
J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2005-LDP4	4.918%	10/15/42	200	196

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Mortgage-Backed Securities — Continued
Fixed Rate Securities — Continued
LB-UBS Commercial Mortgage Trust 2005-C3 A5	4.739%	7/15/30	$140	$136
LB-UBS Commercial Mortgage Trust 2005-C3 AAB	4.664%	7/15/30	200	194
MASTR Reperforming Loan Trust 2005-1	7.000%	8/25/34	312	322	A
Morgan Stanley Capital I, Series 2005-HQ6	4.989%	8/13/42	240	237
Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2004-RA1	7.000%	3/25/34	102	104

				2,185

Indexed SecuritiesC — 16.3%
ABFS Mortgage Loan Trust 2003-2	4.879%	4/25/34	118	118	A
Banc of America Funding Corporation 2005-E	4.402%	6/20/35	587	595
Brazos Texas Higher Education Authority, Inc. 2005-1	4.549%	6/15/42	400	397
Countrywide Alternative Loan Trust 2005-17	4.639%	7/25/35	614	612
Countrywide Alternative Loan Trust 2005-38	4.729%	9/25/35	549	548
Countrywide Home Loans 2005-11, 3A3	4.736%	4/25/35	497	499
Countrywide Home Loans 2005-11, 6A1	4.679%	3/25/35	446	446
Countrywide Home Loans 2005-3	4.669%	4/25/35	483	482
Countrywide Home Loans 2005-9 1A1	4.679%	5/25/35	516	514
Greenpoint Mortgage Funding Trust 2005-AR1	4.599%	6/25/45	500	500

Legg Mason Core Bond Fund — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Mortgage-Backed Securities — Continued
Indexed SecuritiesC — Continued
Greenpoint Mortgage Funding Trust 2005-AR4	4.639%	10/25/45	$314	$313
GSMPS Mortgage Loan Trust 2005-RP2	4.729%	3/25/35	360	361	A
Harborview Mortgage Loan Trust 2005-7	4.822%	6/19/45	642	648
Harborview Mortgage Loan Trust 2005-9	4.710%	6/20/35	570	569
Impac CMB Trust 2003-7	4.699%	8/25/33	221	221
Lehman XS Trust Mortgage Pass-Through Certificates Series 2005-7N	4.679%	12/25/35	359	359
MSDWCC Heloc Trust 2005-1	4.569%	7/25/17	77	77
Thornburg Mortgage Securities Trust 2005-2 A1	4.599%	7/25/35	251	251
Thornburg Mortgage Securities Trust 2005-2 A2	4.609%	7/25/35	375	375
WaMu Mortgage Pass-Through Certificates, Series 2005-AR13	4.669%	10/25/45	577	576
WaMu Mortgage Pass-Through Certificates, Series 2005-AR19	4.660%	12/25/45	800	800
WaMu Mortgage Pass-Through Certificates, Series 2005-AR11	4.699%	8/25/45	1,422	1,424
WaMu Mortgage Pass-Through Certificates, Series 2005-AR6	4.609%	4/25/45	549	547
WaMu Mortgage Pass-Through Certificates, Series 2005-AR8	4.649%	7/25/45	479	478

				11,710

Stripped Securities — 0.1%
Mach One Trust, Commercial Mortgage-Backed Securities 2004-1A	1.624%	5/28/40	1,290	71	A,D1

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Mortgage-Backed Securities — Continued
Stripped Securities — Continued
Variable Rate SecuritiesE — 0.5%
Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2004-4	3.517%	6/25/34	$200	$193
Credit-Based Asset Servicing and Securitization 1999-3	6.654%	2/3/29	44	43	A
J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2005-CIBC13	5.294%	1/12/43	100	101

				337

Total Mortgage-Backed Securities (Identified Cost — $14,386)				14,303

U.S. Government and Agency Obligations — 22.5%
Fixed Rate Securities — 14.0%
Fannie Mae	4.610%	10/10/13	560	540
Fannie Mae	3.000%	4/26/19	140	139	B
Freddie Mac	4.125%	10/18/10	40	39
Freddie Mac	4.650%	10/10/13	600	579
Freddie Mac	5.625%	11/23/35	300	303
United States Treasury Bonds	6.250%	8/15/23	150	179
United States Treasury Bonds	5.250%	11/15/28	20	22
United States Treasury Bonds	5.250%	2/15/29	270	295
United States Treasury Bonds	6.250%	5/15/30	2,080	2,583
United States Treasury Notes	1.500%	3/31/06	40	40
United States Treasury Notes	2.750%	6/30/06	4,780	4,743
United States Treasury Notes	3.750%	5/15/08	40	39
United States Treasury Notes	4.375%	11/15/08	50	50
United States Treasury Notes	4.125%	8/15/10	240	238
United States Treasury Notes	4.500%	11/15/10	220	221
United States Treasury Notes	3.875%	2/15/13	10	10
United States Treasury Notes	4.500%	11/15/15	80	81

				10,101

Legg Mason Core Bond Fund — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

U.S. Government and Agency Obligations — Continued
Stripped Securities — 0.4%
United States Treasury Bonds	0.000%	11/15/21	$420	$201	D2
United States Treasury Bonds	0.000%	11/15/27	210	77	D2

				278

Treasury Inflation-Protected SecuritiesF — 8.1%
United States Treasury Inflation-Protected Security	3.375%	1/15/07	2,150	2,166
United States Treasury Inflation-Protected Security	3.625%	1/15/08	197	203
United States Treasury Inflation-Protected Security	3.875%	1/15/09	267	281
United States Treasury Inflation-Protected Security	0.875%	4/15/10	620	590
United States Treasury Inflation-Protected Security	3.375%	1/15/12	79	84
United States Treasury Inflation-Protected Security	2.000%	1/15/14	70	70
United States Treasury Inflation-Protected Security	1.625%	1/15/15	73	70
United States Treasury Inflation-Protected Security	1.875%	7/15/15	72	70
United States Treasury Inflation-Protected Security	2.375%	1/15/25	1,754	1,844
United States Treasury Inflation-Protected Security	3.875%	4/15/29	315	425

				5,803

Total U.S. Government and Agency Obligations (Identified Cost — $16,208)				16,182

U.S. Government Agency Mortgage-Backed Securities — 47.1%
Fixed Rate Securities — 47.1%
Fannie Mae	6.000%	8/1/17 to 10/1/35	763	774
Fannie Mae	5.500%	12/1/17 to 9/1/35	1,305	1,293
Fannie Mae	5.000%	10/1/20	1,587	1,570
Fannie Mae	6.500%	12/1/34	356	366

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

U.S. Government Agency Mortgage-Backed Securities — Continued
Fixed Rate Securities — Continued
Fannie Mae	4.500%	9/1/35	$99	$94
Fannie Mae	5.000%	12/1/35	8,900	8,622	G
Fannie Mae	5.500%	12/1/35	5,150	5,099	G
Fannie Mae	6.000%	12/1/35	6,000	6,054	G
Fannie Mae	6.500%	12/1/35	2,350	2,410	G
Freddie Mac	4.500%	4/1/19	319	311
Freddie Mac	5.000%	7/1/20 to 9/1/35 11/15/28 to	1,542	1,522
Government National Mortgage Association	6.000%	12/15/33	891	914
Government National Mortgage Association	6.500%	2/15/32	382	399
Government National Mortgage Association	5.000%	8/15/33 to 5/15/34	1,103	1,089
Government National Mortgage Association	5.500%	2/15/35	3,168	3,189
Government National Mortgage Association	5.000%	12/15/35	100	99	G

Total U.S. Government Agency Mortgage-Backed Securities (Identified Cost — $33,756)				33,805

Yankee BondsH — 6.2%
Cable — 0.1%
Rogers Cable Inc.	5.500%	3/15/14	90	84

Foreign Governments — 2.6%
Russian Federation	5.000%	3/31/30	860	971	B
United Mexican States	8.375%	1/14/11	20	23
United Mexican States	8.300%	8/15/31	120	154
United Mexican States	7.500%	4/8/33	588	696

				1,844

Manufacturing (Diversified) — 2.1%
Tyco International Group SA	6.375%	10/15/11	45	47
Tyco International Group SA	6.000%	11/15/13	100	102

Legg Mason Core Bond Fund — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Yankee BondsH — Continued
Manufacturing (Diversified) — Continued
Tyco International Group SA	7.000%	6/15/28	$10	$11
Tyco International Group SA	6.875%	1/15/29	1,235	1,346

				1,506

Special Purpose — 1.0%
Anadarko Finance Company	6.750%	5/1/11	125	135
Apache Finance Canada Corporation	4.375%	5/15/15	60	58
Banagricola DPR Funding Ltd.	5.420%	3/15/10	213	213	A,C
ChevronTexaco Capital Company	3.500%	9/17/07	140	137
Conoco Funding Company	6.350%	10/15/11	10	11
Deutsche Telekom International Finance BV	5.250%	7/22/13	40	40
Resona Preferred Global Securities Limited	7.191%	12/29/49	140	148	A,B

				742

Telecommunications — 0.4%
British Telecommunications plc	8.375%	12/15/10	100	114
Koninklijke (Royal) KPN NV	8.000%	10/1/10	50	55
Telecom Italia Capital S.p.A.	4.950%	9/30/14	70	67
Telecom Italia Capital S.p.A.	5.250%	10/1/15	20	19

				255

Total Yankee Bonds (Identified Cost — $4,236)				4,431

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares		Value

Municipal Bonds — 0.6%
Liberty New York Development Corporation Revenue	5.250%	10/1/35	$410		$462

Total Municipal Bonds (Identified Cost — $458)					462

Preferred Stocks — 0.5%
Fannie Mae	7.000%		3	shs	160	C
Fannie Mae	5.380%		0.001		92	I
General Motors Corporation	5.250%		8		124	I

Total Preferred Stocks (Identified Cost — $398)					376

Total Long-Term Securities (Identified Cost — $89,966)					89,297

Short-Term Securities — 5.7%
U.S. Government and Agency Obligations — 0.1%
Fannie Mae	0.000%	5/15/06	$51		50	J,K

Options PurchasedL — 0.4%
Eurodollar Futures Call, April 2006, Strike Price $95.00			94	M	54

Eurodollar Futures Call, January 2006, Strike Price $94.50			23	M	42

Eurodollar Futures Call, July 2006, Strike Price $94.50			58	M	95

Eurodollar Futures Call, July 2006, Strike Price $95.00			10	M	6

Eurodollar Futures Call, October 2006, Strike Price $94.50			11	M	18

Eurodollar Futures Put, July 2006, Strike Price $94.00			4	M	—

U.S. Treasury Note Futures Call, March 2006, Strike Price $103.00			27	M	90

U.S. Treasury Note Futures Call, March 2006, Strike Price $106.50			7	M	3

U.S. Treasury Note Futures Call, March 2006, Strike Price $109.00			5	M	6

					314

Legg Mason Core Bond Fund — Continued

Annual Report to Shareholders

	Par/Shares	Value

Repurchase Agreements — 5.2%
Deutsche Bank AG 4.15%, dated 12/30/05 to be repurchased at $1,867 on 1/3/06 (Collateral: $1,890 Federal Home Loan Bank notes, 4.5%, due 9/8/08, value $1,904)	$1,866	$1,866
Lehman Brothers, Inc. 4.15%, dated 12/30/05 to be repurchased at $1,866 on 1/3/06 (Collateral: $8,230 Federal Home Loan Bank zero-coupon bonds, due 9/18/28, value $1,902)	1,865	1,865

		3,731

Total Short-Term Securities (Identified Cost — $4,172)		4,095

Total Investments — 130.0% (Identified Cost — $94,138)		93,392
Other Assets Less Liabilities — (30.0)%		(21,567)

Net Assets — 100.0%		$71,825

Annual Report to Shareholders

		Actual	Appreciation/
	Expiration	Contracts	(Depreciation)

Futures Contracts PurchasedL
Eurodollar Futures	March 2006	4	$(1)
Eurodollar Futures	June 2006	7	(11)
Eurodollar Futures	September 2006	7	1
Eurodollar Futures	December 2006	3	—	N
U.S. Treasury Note Futures	March 2006	12	10
U.S. Treasury Note Futures	March 2006	96	13

			$12

Futures Contracts WrittenL
U.S. Treasury Bond Futures	March 2006	50	$(101)
U.S. Treasury Note Futures	March 2006	3	1

			$(100)

Options WrittenL
Eurodollar Futures Call, Strike Price $95.25	April 2006	3	$—	N
Eurodollar Futures Call, Strike Price $95.38	April 2006	2	—	N
Eurodollar Futures Call, Strike Price $95.50	April 2006	2	1
Eurodollar Futures Call, Strike Price $95.50	October 2006	5	—	N
Eurodollar Futures Put, Strike Price $95.75	April 2006	8	(8)
Eurodollar Futures Put, Strike Price $95.75	July 2006	11	(12)
U.S. Treasury Bond Futures Call, Strike Price $116.00	March 2006	12	1
U.S. Treasury Bond Futures Call, Strike Price $117.00	March 2006	3	2
U.S. Treasury Bond Futures Put, Strike Price $107.00	March 2006	4	3
U.S. Treasury Bond Futures Put, Strike Price $109.00	March 2006	15	12
U.S. Treasury Bond Futures Put, Strike Price $110.00	March 2006	4	1

Legg Mason Core Bond Fund — Continued

Annual Report to Shareholders

		Actual	Appreciation/
	Expiration	Contracts	(Depreciation)

Options WrittenL — Continued
U.S. Treasury Bond Futures Put, Strike Price $111.00	March 2006	2	$3
U.S. Treasury Bond Futures Put, Strike Price $112.00	March 2006	2	1
U.S. Treasury Note Futures Call, Strike Price $107.00	March 2006	4	—	N
U.S. Treasury Note Futures Call, Strike Price $110.00	March 2006	15	(2)
U.S. Treasury Note Futures Call, Strike Price $111.00	March 2006	38	11
U.S. Treasury Note Futures Call, Strike Price $112.00	March 2006	2	1
U.S. Treasury Note Futures Call, Strike Price $113.00	March 2006	5	2
U.S. Treasury Note Futures Call, Strike Price $111.00	June 2006	3	—	N
U.S. Treasury Note Futures Call, Strike Price $112.00	June 2006	4	—	N
U.S. Treasury Note Futures Call, Strike Price $110.00	June 2006	6	(1)
U.S. Treasury Note Futures Put, Strike Price $107.00	March 2006	18	7
U.S. Treasury Note Futures Put, Strike Price $106.00	June 2006	4	—	N

			$22

A	Rule 144a Security — A security purchased pursuant to Rule 144a under the Securities Act of 1933 which may not be resold subject to that rule except to qualified institutional buyers. These securities, which the Fund’s investment adviser has determined to be liquid, represent 3.4% of net assets.

B	Stepped coupon security — A security with a predetermined schedule of interest or dividend rate changes.

C	Indexed security — The rates of interest earned on these securities are tied to the London Interbank Offered Rate (“LIBOR”) or the ten year Treasury Bill Constant Maturity Rate. The coupon rates are the rates as of December 31, 2005.

D	Stripped security — Security with interest-only or principal-only payment streams, denoted by a 1 or 2 respectively. For interest-only securities, the amount shown as principal is the notional balance used to calculate the amount of interest due.

E	The coupon rates shown on variable rate securities are the rates at December 31, 2005. These rates vary with the weighted average coupon of the underlying loans.

Annual Report to Shareholders

F	Inflation-Protected Securities — Security whose principal value is adjusted daily or monthly in accordance with changes to the Consumer Price Index for All Urban Consumers. Interest is calculated on the basis of the current adjusted principal value.

G	When-issued security — Security purchased on a delayed delivery basis. Final settlement amount and maturity have not yet been announced.

H	Yankee Bond — A dollar-denominated bond issued in the U.S. by foreign entities.

I	Convertible Security — Security may be converted into issuer’s common stock.

J	Zero coupon bond — A bond with no periodic interest payments which is sold at such a discount as to produce a current yield to maturity.

K	Collateral to cover options and futures contracts.

L	Options and futures are described in more detail in the notes to financial statements.

M	Par represents actual number of contracts.

N	Amounts less than $1.

See notes to financial statements.

Annual Report to Shareholders

Statement of Assets and Liabilities

Core Bond Fund

December 31, 2005
(Amounts in Thousands)

Assets:
Investment securities at market value (Identified Cost – $89,966)		$89,297
Short-term securities at value (Identified Cost – $4,172)		4,095
Cash		5
Receivable for securities sold		101
Receivable for fund shares sold		206
Receivable for futures variation margin		6
Interest and dividends receivable		657

Total assets		94,367

Liabilities:
Proceeds from option written (Identified Cost – $101)	$79
Payable for fund shares repurchased	69
Payable for securities purchased	22,322
Income distribution payable	8
Accrued distribution and service fees	19
Accrued expenses	45

Total liabilities		22,542

Net Assets		$71,825

Net assets consist of:

Accumulated paid-in capital applicable to:
7,398 Primary Class shares outstanding		$73,372
Undistributed net investment income		—	A
Accumulated net realized loss on investments, options, and futures		(735)
Unrealized appreciation/(depreciation) of investments, options and futures		(812)

Net Assets		$71,825

Net Asset Value Per Share:
Primary Class		$9.71

A	Amounts less than $1.

See notes to financial statements.

Annual Report to Shareholders

Statement of Operations

Core Bond Fund

For the Year Ended December 31, 2005
(Amounts in Thousands)

Investment Income:

Interest	$3,017
Dividends	25

Total income			$3,042

Expenses:

Management fees	$319
Distribution and service fees	355
Audit and legal fees	68
Custodian fees	105
Directors’ fees and expenses	14
Registration fees	22
Reports to shareholders	30
Transfer agent and shareholder servicing expense	51
Other expenses	17

	981
Less: Fees waived	(272)
Compensating balance credits	—	A,B

Total expenses, net of waivers and compensating balance credits			709

Net Investment Income			2,333

Net Realized and Unrealized Gain/(Loss) on Investments:

Realized gain/(loss) on:
Investments	(461)
Options	307
Futures	(509)

			(663)
Change in unrealized depreciation of investments, options and futures			(1,045)

Net Realized and Unrealized Loss on Investments			(1,708)

Change in Net Assets Resulting From Operations			$625

A	Amounts less than $1.

B	See note 1, Compensating Balance Credits, in the notes to financial statements..

See notes to financial statements.

Annual Report to Shareholders

Statement of Changes in Net Assets

Core Bond Fund

(Amounts in Thousands)

	For the Years Ended

	12/31/05		12/31/04A

Change in Net Assets:

Net investment income	$2,333		$951
Net realized gain/(loss) on investments, options and futures	(663)		238
Change in unrealized appreciation/(depreciation) of investments, options and futures	(1,045)		233

Change in net assets resulting from operations	625		1,422

Distributions to shareholders:

From net investment income:
Primary Class	(2,400)		(1,051)

From net realized gain on investments:
Primary Class	(11)		(132)

Change in net assets from Fund share transactions:
Primary Class	9,838		63,534

Change in net assets	8,052		63,773

Net Assets:

Beginning of year	63,773		—

End of year	$71,825		$63,773

Undistributed net investment income	$—	B	$—

A	For the period February 27, 2004 (commencement of operations) to December 31, 2004.

B	Amount less than $1.

See notes to financial statements.

Annual Report to Shareholders

Financial Highlights

Core Bond Fund

   Contained below is per share operating performance data for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data. This information has been derived from information provided in the financial statements.

Primary Class:

	Years Ended December 31,

	2005		2004A

Net asset value, beginning of year	$9.95		$10.00

Investment operations:
Net investment income	.32	B	.18	B
Net realized and unrealized loss on investments	(.23)		.004

Total from investment operations	.09		.18

Distributions:
From net investment income	(.33)		(.21)
From net realized gain on investments	(.002)		(.02)

Total distributions	(.33)		(.23)

Net asset value, end of year	$9.71		$9.95

Ratios/supplemental data:
Total return	.94%		1.90%	C
Total expenses to average net assetsD	1.00%	B	1.00%	B,E
Net expenses to average net assetsF	1.00%	B	1.00%	B,E
Net investment income to average net assets	3.29%	B	2.50%	B,E
Portfolio turnover rate	435.7%		233.8%	C
Net assets, end of year (in thousands)	$71,825		$63,773

A	For the period February 27, 2004 (commencement of operations) to December 31, 2004

B	Net of fees waived by LMFA for expenses in excess of the voluntary expense limitation of 1.00% until April 30, 2006. If no fees had been waived by LMFA, the annualized ratio of expenses to daily average net assets would have been as follows: for the years ended December 31, 2005, 1.38%; and 2004, 1.56%.

C	Not annualized.

D	This ratio reflects total expenses before compensating balance credits, but net of the voluntary expense waivers described above.

E	Annualized.

F	This ratio reflects expenses net of compensating balance credits and voluntary expense waivers described above.

See notes to financial statements.

Annual Report to Shareholders

Management’s Discussion of Fund Performance

High Yield Portfolio

   Average annual total returns for the High Yield Portfolio (“Fund”) and its benchmark for various periods ended December 31, 2005, are presented below:

	One	Five	Ten	Since
	Year	Years	Years	InceptionA

High Yield
Primary Class	+2.39%	+5.66%	+4.59%	+5.03%
Institutional Class	+2.94%	+6.06%	N/A	+1.77%
Lehman High Yield Index 2% Issuer ConstrainedB	+2.76%	+9.12%	+6.70%	+6.87%
Lehman High Yield IndexC	+2.74%	+8.85%	+6.54%	+6.74%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information for the Primary Class please visit www.leggmasonfunds.com; for the Institutional Class please call 1-888-425-6432. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

   For the calendar year 2005 the Primary Class of the Fund returned 2.39% versus 2.76% for the Fund’s primary benchmark, the Lehman High Yield Index 2% Issuer Constrained. Effective September 1, 2005, the Fund changed its comparative index from the Lehman High Yield Index to the Lehman High Yield Index 2% Issuer Constrained (“High Yield Constrained Index”). As a result of significant changes to the Lehman High Yield composition and Lehman index methodology rules, the adviser has determined that the High Yield Constrained Index is more representative of the overall high yield market and therefore, more accurately reflects the types of securities in which the fund invests. The option-adjusted-spread (“OAS”)D of the index widened from +288 basis points (“bps”)E on 12/31/04, to +336 bps on 12/31/05. A significant part of the spread widening is attributable

A	The inception date of the Primary Class is February 1, 1994. The inception date of the Institutional Class is May 5, 1998. Index returns are for periods beginning January 31, 1994.

B	A market value-weighted index that tracks the daily price, coupon, and total return performance of non-investment grade, fixed rate, publicly placed, dollar-denominated, and non-convertible debt registered with the U.S. Securities and Exchange Commission. The index limits the maximum exposure to any one issuer to 2%.

C	A market value-weighted index that tracks the daily price, coupon, and total return performance of non-investment grade, fixed rate, publicly placed, dollar-denominated, and non-convertible debt registered with the U.S. Securities and Exchange Commission.

D	This is a measuring tool for evaluating price differences between similar products with different embedded options. A larger OAS implies a greater return for greater risks.

E	100 basis points = 1%.

Annual Report to Shareholders

to the inclusion of the autos into the high yield index in the second half of the year as opposed to an actual widening of the issues that were in the index for the entire year.

   The Fund’s underperformance is attributable to the adviser’s decision to overweight the lower quality spectrum of the high yield market. The CCC and lower rated issues in the index returned 0.89%. Consistent with the adviser’s overall strategy the portfolio maintained a short duration position, which had minimal impact on performance as short rates rose and long rates declined.

Western Asset Management Company

January 31, 2006

Annual Report to Shareholders

Expense Example

High Yield Portfolio

   As a shareholder of the Fund, you incur ongoing costs, including management fees, distribution and service (12b-1) fees on Primary Class shares; and other Fund expenses. These examples are intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. Each example is based on an investment of $1,000 invested on July 1, 2005, and held through December 31, 2005.

Actual Expenses

   The first line for each class in the table below provides information about actual account values and actual expenses for each class. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During the Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

   The second line for each class in the table below provides information about hypothetical account values and hypothetical expenses based on the relevant class’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the class’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare these 5% hypothetical examples with the 5% hypothetical examples for the relevant class that appear in the shareholder reports of other funds.

	Beginning	Ending	Expenses PaidA
	Account	Account	During the
	Value	Value	Period
	7/1/05	12/31/05	7/1/05 to 12/31/05

Primary Class:
Actual	$1,000.00	$1,019.70	$7.11
Hypothetical (5% return before expenses)	1,000.00	1,018.16	7.11

Institutional Class:
Actual	$1,000.00	$1,022.40	$4.29
Hypothetical (5% return before expenses)	1,000.00	1,020.96	4.29

A	These calculations are based on expenses incurred in the most recent fiscal half-year. The dollar amounts shown as “Expenses Paid” are equal to the annualized expense ratios of 1.40% and 0.84% for the Primary Class and Institutional Class, respectively, multiplied by the average value over the period, multiplied by the number of days in the most recent fiscal half-year (184), and divided by 365.

Annual Report to Shareholders

Performance Information

High Yield Portfolio

   The graphs on the following pages compare the Fund’s total returns to that of two closely matched broad-based securities market indices. The graphs illustrate the cumulative total return of an initial $10,000 investment in the Primary Class and an initial $1,000,000 investment in the Institutional Class of the Fund, for the periods indicated. The lines for the Fund represent the total return after deducting all Fund investment management and other administrative expenses and the transaction costs of buying and selling securities. The line representing the securities market index does not include any transaction costs associated with buying and selling securities in the index or other administrative expenses. Both the Fund’s and the index’s results assume reinvestment of all dividends and distributions.

   Total return measures investment performance in terms of appreciation or depreciation in a fund’s net asset value per share, plus dividends and any capital gain distributions. It assumes that dividends and distributions were reinvested at the time they were paid. Average annual returns tend to smooth out variations in a fund’s return, so that they differ from actual year-to-year results.

Performance Information — Continued

Annual Report to Shareholders

Growth of a $10,000 Investment — Primary Class

Periods Ended December 31, 2005

	Cumulative	Average Annual
	Total Return	Total Return

One Year	+2.39%	+2.39%
Five Years	+31.68%	+5.66%
Ten Years	+56.58%	+4.59%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please visit www.leggmasonfunds.com. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

A	A market value-weighted index that tracks the daily price, coupon, and total return performance of non-investment grade, fixed rate, publicly placed, dollar-denominated, and non-convertible debt registered with the U.S. Securities and Exchange Commission. The index limits the maximum exposure to any one issuer to 2%.

B	A market value-weighted index that tracks the daily price, coupon, and total return performance of non-investment grade, fixed rate, publicly placed, dollar-denominated, and non-convertible debt registered with the U.S. Securities and Exchange Commission.

Annual Report to Shareholders

Growth of a $1,000,000 Investment — Institutional Class

 Periods Ended December 31, 2005

	Cumulative	Average Annual
	Total Return	Total Return

One Year	+2.94%	+2.94%
Five Years	+34.19%	+6.06%
Life of Class*	+14.42%	+1.77%

*Inception date: May 5, 1998

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please call 1-888-425-6432. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

C	Index returns are for periods beginning April 30, 1998.

Performance Information — Continued

Annual Report to Shareholders

Portfolio Composition (as of December 31, 2005)D

Standard & Poor’s Debt RatingsE (as a percentage of the portfolio)

Maturity Schedule (as a percentage of the portfolio)

D	The Fund is actively managed. As a result, the composition of its portfolio holdings and sectors is subject to change at any time.

E	Standard & Poor’s Ratings Services provides capital markets with credit ratings for the evaluation and assessment of credit risk.

Annual Report to Shareholders

Portfolio of Investments

High Yield Portfolio
December 31, 2005

(Amounts in Thousands)

		Maturity	Par/
	Rate	Date	Shares	Value

Long-Term Securities — 97.2%
Corporate Bonds and Notes — 88.0%
Advertising — 1.0%
Affinion Group Inc.	10.125%	10/15/13	$990	$965	A
WDAC Subsidiary Corp.	8.375%	12/1/14	770	746	A

				1,711

Apparel — 1.5%
Levi Strauss & Co.	8.804%	4/1/12	750	755	B
Oxford Industries, Inc.	8.875%	6/1/11	891	908
Russell Corporation	9.250%	5/1/10	858	870

				2,533

Auto and Automotive Parts — 3.2%
Commercial Vehicle Group, Inc.	8.000%	7/1/13	840	829	A
Keystone Automotive Operations Inc.	9.750%	11/1/13	1,260	1,090
TRW Automotive	9.375%	2/15/13	480	520
TRW Automotive	11.000%	2/15/13	400	449
Visteon Corporation	8.250%	8/1/10	2,954	2,511

				5,399

Automotive — 0.1%
General Motors Corporation	8.375%	7/15/33	240	158

Automotive Retailer — 0.4%
Asbury Automotive Group Inc.	9.000%	6/15/12	676	676

Banking and Finance — 3.7%
EPL Finance Corp	11.750%	11/15/13	570	568	A
Ford Motor Credit Company	7.375%	2/1/11	610	535
General Motors Acceptance Corporation	6.875%	8/28/12	2,260	2,037
General Motors Acceptance Corporation	8.000%	11/1/31	3,370	3,228

				6,368

Building Materials — 2.8%
Associated Materials Incorporated	0.000%	3/1/14	2,420	1,186	C
Interface, Inc.	7.300%	4/1/08	402	406

Portfolio of Investments — Continued

High Yield Portfolio — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Building Materials — Continued
Interface, Inc.	10.375%	2/1/10	$1,183	$1,280
K Hovnanian Enterprises Inc.	6.250%	1/15/16	720	668
Nortek, Inc.	8.500%	9/1/14	370	357
NTK Holdings, Inc.	0.000%	3/1/14	1,510	944	C

				4,841

Cable — 3.7%
Charter Communications Holdings, LLC	10.250%	9/15/10	1,215	1,209
Charter Communications Holdings, LLC	11.750%	5/15/14	3,090	1,715	A,C
CSC Holdings Inc.	8.125%	8/15/09	430	434
CSC Holdings Inc.	7.625%	4/1/11	165	164
CSC Holdings Inc.	7.000%	4/15/12	510	482	A
EchoStar DBS Corporation	7.780%	10/1/08	450	459	B
EchoStar DBS Corporation	6.625%	10/1/14	950	911
LodgeNet Entertainment Corporation	9.500%	6/15/13	882	959

				6,333

Casino Resorts — 2.9%
Boyd Gaming Corporation	8.750%	4/15/12	340	364
Boyd Gaming Corporation	6.750%	4/15/14	180	179
Inn of The Mountain Gods Resort and Casino	12.000%	11/15/10	1,660	1,644
Pinnacle Entertainment, Inc.	8.250%	3/15/12	850	879
Premier Entertainment Biloxi LLC	10.750%	2/1/12	1,911	1,844

				4,910

Chemicals — 0.6%
Westlake Chemical Corporation	8.750%	7/15/11	887	949

Coal — 0.6%
Alpha Natural Resources LLC	10.000%	6/1/12	1,010	1,092

Computer Services and Systems — 1.5%
Activant Solutions, Inc.	10.054%	4/1/10	870	897	A,B
Sungard Data Systems Incorporated	10.250%	8/15/15	1,620	1,620	A

				2,517

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Containers and Packaging — 1.4%
Graham Packaging Company Inc.	8.500%	10/15/12	$174	$171
Graham Packaging Company Inc.	9.875%	10/15/14	526	513
Graphic Packaging International Corp.	9.500%	8/15/13	869	830
Plastipak Holdings Inc.	8.500%	12/15/15	840	849	A

				2,363

Drug and Grocery Store Chains — 0.8%
Delhaize America, Inc.	8.125%	4/15/11	504	549
Delhaize America, Inc.	9.000%	4/15/31	630	741

				1,290

Electric — 2.1%
Mirant Americas Generation, LLC	8.300%	5/1/11	1,050	1,328
Mirant North America LLC	7.375%	12/31/13	570	577	A
The AES Corporation	7.750%	3/1/14	940	986
The AES Corporation	9.000%	5/15/15	643	704	A

				3,595

Electronics — 1.2%
L-3 Communications Corporation	6.375%	10/15/15	1,470	1,466	A
Rayovac Corporation	8.500%	10/1/13	615	537

				2,003

Energy — 2.6%
Elwood Energy LLC	8.159%	7/5/26	1,413	1,521
Midwest Generation LLC	8.560%	1/2/16	1,068	1,161
Sierra Pacific Resources	6.750%	8/15/17	980	975	A
VeraSun Energy Corporation	9.875%	12/15/12	720	731	A

				4,388

Entertainment — 0.2%
Warner Music Group	7.375%	4/15/14	420	417

Portfolio of Investments — Continued

High Yield Portfolio — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Environmental Services — 0.5%
Allied Waste North America Incorporated	8.500%	12/1/08	$314	$330
Waste Services Inc.	9.500%	4/15/14	500	500

				830

Food, Beverage and Tobacco — 1.3%
Domino’s, Inc.	8.250%	7/1/11	974	1,018
R.J. Reynolds Tobacco Holdings Inc.	6.500%	7/15/10	580	577	A
Stater Bros. Holdings Inc.	7.991%	6/15/10	640	640	B

				2,235

Funeral Parlors and Cemeteries — 0.3%
Service Corporation International	7.500%	6/15/17	480	476	A

Gaming — 0.8%
River Rock Entertainment Authority	9.750%	11/1/11	1,290	1,390

Gas and Pipeline Utilities — 4.1%
ANR Pipeline, Inc.	9.625%	11/1/21	477	583
Colorado Interstate Gas Company	6.800%	11/15/15	500	511	A
Dynegy Holdings Inc.	9.875%	7/15/10	230	252	A
Dynegy Holdings Inc.	8.750%	2/15/12	600	648
Dynegy Holdings Inc.	10.125%	7/15/13	1,270	1,435	A
Southern Natural Gas Company	8.875%	3/15/10	338	361
The Williams Companies, Inc.	7.500%	1/15/31	440	455
The Williams Companies, Inc.	8.750%	3/15/32	2,281	2,646

				6,891

Health Care — 1.9%
Tenet Healthcare Corporation	9.875%	7/1/14	2,417	2,447
Tenet Healthcare Corporation	9.250%	2/1/15	770	764	A

				3,211

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Homebuilding — 0.9%
Beazer Homes USA, Inc.	8.375%	4/15/12	$230	$239
Beazer Homes USA, Inc.	6.875%	7/15/15	300	288
KB HOME	6.250%	6/15/15	500	484
Kimball Hill, Inc.	10.500%	12/15/12	490	482	A

				1,493

Investment Banking/ Brokerage — 0.5%
E*Trade Financial Corporation	7.375%	9/15/13	450	455	A
E*Trade Financial Corporation	7.875%	12/1/15	332	343

				798

Machinery — 0.8%
Case New Holland Incorporated	9.250%	8/1/11	190	203
Terex Corporation	7.375%	1/15/14	1,140	1,129

				1,332

Manufacturing (Diversified) — 1.9%
Jacuzzi Brands Incorporated	9.625%	7/1/10	1,150	1,222
Ki Holdings Inc.	0.000%	11/15/14	1,926	1,262	C
Simmons Bedding Company	7.875%	1/15/14	729	674

				3,158

Media — 2.8%
AMC Entertainment Incorporated	8.000%	3/1/14	500	452
Lamar Media Corporation	6.625%	8/15/15	430	432
LIN Television Corporation	6.500%	5/15/13	500	479
LIN Television Corporation	6.500%	5/15/13	250	240
Paxson Communications Corporation	0.000%	1/15/09	270	286	C
PRIMEDIA Inc.	9.715%	5/15/10	1,155	1,110	B
PRIMEDIA Inc.	8.875%	5/15/11	140	129
Readers Digest Association, Inc.	6.500%	3/1/11	460	450
Sinclair Broadcast Group, Inc.	8.750%	12/15/11	940	990
Sinclair Broadcast Group, Inc.	8.000%	3/15/12	210	216

				4,784

Portfolio of Investments — Continued

High Yield Portfolio — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Medical Care Facilities — 1.7%
Community Health Systems Inc.	6.500%	12/15/12	$210	$204
DaVita, Inc.	7.250%	3/15/15	940	952
HCA, Inc.	9.000%	12/15/14	270	316
HCA, Inc.	7.690%	6/15/25	330	343
HCA, Inc.	7.500%	11/6/33	190	196
Select Medical Corporation	7.625%	2/1/15	950	914

				2,925

Medical Products — 0.2%
Fresenius Medical Care Capital Trust II	7.875%	2/1/08	100	103	D
Fresenius Medical Care Capital Trust IV	7.875%	6/15/11	170	181

				284

Metals — 0.3%
Metals USA, Inc.	11.125%	12/1/15	580	595	A

Oil and Gas — 10.3%
AmeriGas Partners, L.P.	7.250%	5/20/15	800	816
Belden & Blake Corporation	8.750%	7/15/12	2,055	2,096
Chesapeake Energy Corporation	7.500%	9/15/13	40	42
Chesapeake Energy Corporation	6.375%	6/15/15	130	130
Chesapeake Energy Corporation	6.250%	1/15/18	810	794
El Paso CGP Co.	7.750%	6/15/10	230	235
El Paso Corporation	7.800%	8/1/31	870	868
El Paso Corporation	7.750%	1/15/32	1,110	1,113
El Paso Production Holding Company	7.750%	6/1/13	1,210	1,255
Encore Acquisition Company	6.250%	4/15/14	160	152
Encore Acquisition Company	6.000%	7/15/15	380	350
Encore Acquisition Company	7.250%	12/1/17	400	396
Exco Resources, Inc.	7.250%	1/15/11	810	822
Kerr-McGee Corporation	7.875%	9/15/31	940	1,115
Parker Drilling Company	9.625%	10/1/13	1,140	1,273
Plains Exploration & Production Company	7.125%	6/15/14	810	838
Pogo Producing Company	6.875%	10/1/17	910	887	A
Pride International, Inc.	7.375%	7/15/14	940	1,008

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Oil and Gas — Continued
SemGroup, L.P.	8.750%	11/15/15	$1,130	$1,155	A
Suburban Propane Partners LP	6.875%	12/15/13	1,110	1,038
Whiting Petroleum Corporation	7.000%	2/1/14	1,030	1,033	A

				17,416

Paper and Forest Products — 1.5%
Georgia-Pacific Corp.	9.500%	12/1/11	760	801
NewPage Corporation	12.000%	5/1/13	1,890	1,739

				2,540

Pharmaceuticals — 0.3%
Leiner Health Products Inc.	11.000%	6/1/12	490	461

Printing and Copying Services — 0.3%
Clarke American Corporation	11.750%	12/15/13	590	590	A

Real Estate — 1.0%
Forest City Enterprises, Inc.	6.500%	2/1/17	910	892
Ventas, Inc.	6.750%	6/1/10	200	205
Ventas, Inc.	9.000%	5/1/12	158	180
Ventas, Inc.	8.750%	5/1/09	475	513

				1,790

Rental and Lease Services — 1.9%
Hertz Corporation	8.875%	1/1/14	600	611	A
Hertz Corporation	10.500%	1/1/16	1,150	1,185	A
NationsRent Inc.	9.500%	10/15/10	1,390	1,515

				3,311

Retail — 3.0%
Ames True Temper	8.150%	1/15/12	930	874	B
Brookstone Company Inc.	12.000%	10/15/12	810	757	A
J.C. Penney Company, Inc.	6.875%	10/15/15	550	596

Portfolio of Investments — Continued

High Yield Portfolio — Continued
Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Retail — Continued
J.C. Penney Company, Inc.	7.400%	4/1/37	$120	$134
Neiman Marcus Group, Inc.	10.375%	10/15/15	1,240	1,260	A
Norcraft Companies	9.000%	11/1/11	1,420	1,470

				5,091

Special Purpose — 9.3%
AAC Group Holding Corp.	0.000%	10/1/12	1,820	1,315	C
Alamosa Incorporated	11.000%	7/31/10	294	331
Alamosa Incorporated	8.500%	1/31/12	710	768
Di Finance Corporation	9.500%	2/15/13	1,600	1,664
H & E Equipment Services LLC	11.125%	6/15/12	1,444	1,596
H-Lines Finance Holding Corp.	0.000%	4/1/13	994	822	C
Milacron Escrow Corporation	11.500%	5/15/11	2,265	1,937
Rainbow National Services LLC	8.750%	9/1/12	510	543	A
Rainbow National Services LLC	10.375%	9/1/14	360	403	A
Standard Aero Holdings Inc.	8.250%	9/1/14	1,170	959
Stripes Acquisition LLC	10.625%	12/15/13	595	604	A
Texas Genco LLC	6.875%	12/15/14	323	350	A
The Williams Companies, Inc. Credit Certificate Trust	6.750%	4/15/09	410	415	A
TransDigm Funding Corp.	8.375%	7/15/11	1,100	1,158
UCAR Finance Inc.	10.250%	2/15/12	1,015	1,072
UGS Corporation	10.000%	6/1/12	900	981
Vanguard Health Holding Company I LLC	11.250%	10/1/15	710	518
Vanguard Health Holding Company II LLC	9.000%	10/1/14	270	287

				15,723

Steel Products — 1.4%
Chaparral Steel Company	10.000%	7/15/13	970	1,045
Citisteel USA, Inc.	11.553%	9/1/10	1,270	1,264	A,B

				2,309

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Special Purpose — Continued
Storage Facilities — 0.3%
Mobile Mini, Inc.	9.500%	7/1/13	$490	$538

Telecommunications — 4.5%
Cincinnati Bell Inc.	7.000%	2/15/15	1,819	1,783
Citizens Communications Company	9.000%	8/15/31	340	344
Hawaiian Telcom Communications, Inc.	12.500%	5/1/15	1,810	1,693	A
Qwest Communications International Inc.	7.250%	2/15/11	1,703	1,737
Qwest Communications International Inc.	7.500%	2/15/14	620	637
Qwest Communications International Inc.	3.500%	11/15/25	450	521	E
Qwest Corporation	7.875%	9/1/11	830	894

				7,609

Telecommunications (Cellular/ Wireless) — 1.0%
Rural Cellular Corporation	9.875%	2/1/10	1,050	1,108
Ubiquitel Operating Company	9.875%	3/1/11	610	675

				1,783

Transportation — 4.9%
American Airlines, Inc.	7.800%	4/1/08	1,130	1,115
American Commercial Lines LLC	9.500%	2/15/15	500	540
Continental Airlines, Inc.	7.568%	12/1/06	1,400	1,380
Continental Airlines, Inc.	7.033%	12/15/12	827	753
Gulfmark Offshore, Inc.	7.750%	7/15/14	930	967
Horizon Lines, LLC	9.000%	11/1/12	428	451
Kansas City Southern Railway	9.500%	10/1/08	121	131
Kansas City Southern Railway	7.500%	6/15/09	710	733
OMI Corporation	7.625%	12/1/13	966	979
Progress Rail Services Corp.	7.750%	4/1/12	900	922	A
United Air Lines, Inc.	7.811%	10/1/09	344	299

				8,270

Portfolio of Investments — Continued

High Yield Portfolio — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Total Corporate Bonds and Notes (Identified Cost — $150,886)				$149,376

Mortgage-Backed Securities — 0.4%
Blackrock Capital Finance L.P. 1996-R1	9.517%	9/25/26	$643	399
Blackrock Capital Finance L.P. 1997-R1	7.750%	3/25/37	520	182	A
Ocwen Residential Mortgage Corporation 1998-R1	7.000%	10/25/40	203	32

Total Mortgage-Backed Securities (Identified Cost — $808)				613

Yankee BondsF — 7.7%
Cable — 0.4%
Rogers Cable Inc.	5.500%	3/15/14	790	740

Chemicals —
Nell Af SARL	8.375%	8/15/15	980	970	A
Rhodia SA	10.250%	6/1/10	760	832

				1,802

Electronics — 0.4%
Flextronics Intl Ltd	6.500%	5/15/13	670	681

Exploration and Production — 0.3%
Ocean Rig Norway AS	8.375%	7/1/13	520	554	A

Media — 0.7%
Kabel Deutschland GmbH	10.625%	7/1/14	1,100	1,158	A

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Yankee Bonds — Continued
Oil and Gas — 0.4%
Utilicorp Canada Finance Corp	7.750%	6/15/11	$510	$522
Western Oil Sands Inc.	8.375%	5/1/12	100	112

				634

Paper and Forest Products — 0.4%
Domtar Inc.	7.875%	10/15/11	450	414
Domtar Inc.	5.375%	12/1/13	130	104
Tembec Industries, Inc.	8.500%	2/1/11	420	233

				751

Semiconductor Equipment and Production — 0.1%
MagnaChip Semiconductor S.A.	8.000%	12/15/14	235	224

Services — 0.5%
Compagnie Generale de Geophysique SA (CGG)	7.500%	5/15/15	780	807

Special
Montell Finl Co Bv	8.100%	3/15/27	750	686	A

Steel (Producers) — 0.4%
Ispat Inland Ulc	9.750%	4/1/14	600	680

Telecommunications — 1.3%
Intelsat, Ltd.	7.625%	4/15/12	2,000	1,615
Wind Acquisition Finance SA	10.750%	12/1/15	630	650	A

				2,265

Portfolio of Investments — Continued

High Yield Portfolio — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares		Value

Yankee Bonds — Continued
Telecommunications (Cellular/ Wireless) — 1.0%
Rogers Wireless Communications Inc.	9.625%	5/1/11	$1,088		$1,251
Rogers Wireless Communications Inc.	8.000%	12/15/12	330		350

					1,601

Transportation — 0.3%
Teekay Shipping Corporation	8.875%	7/15/11	426		481

Total Yankee Bonds (Identified Cost — $13,235)					13,064

Preferred Stocks — 0.9%
Paxson Communications Corporation	14.250%		0.1	shs	1,566	G,H

Total Preferred Stocks (Identified Cost — $1,429)					1,566

Warrants — 0.2%
American Tower Corporation			1	wts	318	A,I
Next Generation Network, Inc.			16		0.2	I

Total Warrants (Identified Cost — $291)					318

Total Long-Term Securities (Identified Cost — $166,649)					164,937

Short-Term Securities — 0.6%
Repurchase Agreements — 0.6%
Goldman, Sachs & Company 4.24%, dated 12/30/05, to be repurchased at $531 on 1/3/06 (Collateral: $545 Freddie Mac notes, 5%, due 12/27/07, value $546)			$531		531

Annual Report to Shareholders

	Par/
	Shares	Value

Repurchase Agreements — Continued
Lehman Brothers, Inc. 4.15%, dated 12/30/05, to be repurchased at $530 on 1/3/06 (Collateral: $2,245 Federal Home Loan Bank zero-coupon bonds, due 9/29/28, value $547)	$530	$530

Total Short-Term Securities (Identified Cost — $1,061)		1,061

Total Investments — 97.8% (Identified Cost — $167,710)		165,998
Other Assets Less Liabilities — 2.2%		3,790

Net Assets — 100.0%		$169,788

A	Rule 144a Security — A security purchased pursuant to Rule 144a under the Securities Act of 1933 which may not be resold subject to that rule except to qualified institutional buyers. These securities, which the Fund’s investment adviser has determined to be liquid, represent 21.7% of net assets.

B	Indexed Security — The rates of interest earned on these securities are tied to the London Interbank Offered Rate (“LIBOR”). The coupon rates are the rates as of December 31, 2005.

C	Stepped coupon security — A security with a predetermined schedule of interest or dividend rate changes.

D	Unit — A security which consists of a bond and warrants to purchase the stock of the issuer.

E	Convertible Security — Security may be converted into issuer’s common stock.

F	Yankee Bond — A dollar-denominated bond issued in the U.S. by foreign entities.

G	Pay-in-Kind (“PIK”) security — A security in which interest or dividends during the initial few years is paid in additional PIK securities rather than in cash.

H	Private placement.

I	Non-income producing.

See notes to financial statements.

Annual Report to Shareholders

Statement of Assets and Liabilities

High Yield Portfolio

December 31, 2005
(Amounts in Thousands)

Assets:
Investment securities at market value (Identified Cost – $166,649)		$164,937
Short-term securities at value (Identified Cost – $1,061)		1,061
Cash		1
Interest and dividends receivable		3,495
Receivable for fund shares sold		1,069

Total assets		170,563

Liabilities:
Payable for fund shares repurchased	$390
Income distribution payable	148
Accrued management fee	95
Accrued distribution and service fees	67
Accrued expenses	75

Total liabilities		775

Net Assets		$169,788

Net assets consist of:

Accumulated paid-in capital applicable to:
17,633 Primary Class shares outstanding		$313,676
1,383 Institutional Class shares outstanding		12,701
Undistributed net investment income		1
Accumulated net realized loss on investments		(154,878)
Unrealized appreciation/(depreciation) of investments		(1,712)

Net Assets		$169,788

Net Asset Value Per Share:
Primary Class		$8.93

Institutional Class		$8.96

See notes to financial statements.

Annual Report to Shareholders

Statement of Operations

High Yield Portfolio

For the Year Ended December 31, 2005
(Amounts in Thousands)

Investment Income:

Interest	$16,556
Dividends	196

Total income			$16,752

Expenses:

Management fees	1,254
Distribution and service fees	910
Audit and legal fees	84
Custodian fees	94
Directors’ fees and expenses	15
Registration fees	45
Reports to shareholders	53

Transfer agent and shareholder servicing expense:
Primary Class	157
Institutional Class	2
Other expenses	27

	2,641
Less compensating balance credits	(6	)A

Total expenses, net of compensating balance credits			2,635

Net Investment Income			14,117

Net Realized and Unrealized Gain/(Loss) on Investments:

Realized gain on investments	765
Change in unrealized depreciation of investments	(10,653)

Net Realized and Unrealized Loss on Investments			(9,888)

Change in Net Assets Resulting From Operations			$4,229

A	See note 1, Compensating Balance Credits, in the notes to financial statements.

See notes to financial statements.

Annual Report to Shareholders

Statement of Changes in Net Assets

High Yield Portfolio

(Amounts in Thousands)

	For the Years Ended

	12/31/05	12/31/04

Change in Net Assets:

Net investment income	$14,117	$14,774
Net realized gain/(loss) on investments	765	2,146
Change in unrealized appreciation/(depreciation) on investments	(10,653)	4,056

Change in net assets resulting from operations	4,229	20,976

Distributions to shareholders:

From net investment income:
Primary Class	(13,197)	(14,195)
Institutional Class	(861)	(565)

Change in net assets from Fund share transactions:
Primary Class	(38,618)	(24,402)
Institutional Class	4,174	2,040

Change in net assets	(44,273)	(16,146)

Net Assets:

Beginning of year	214,061	230,207

End of year	$169,788	$214,061

Under/(over) distributed net investment income	$1	$(92)

See notes to financial statements.

Annual Report to Shareholders

Financial Highlights

High Yield Portfolio

   Contained below is per share operating performance data for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data. This information has been derived from information provided in the financial statements.

Primary Class:

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$9.39	$9.10	$7.96	$9.22	$10.18

Investment operations:
Net investment income	.67	.62	.63	.77	.94
Net realized and unrealized gain/(loss) on investments	(.46)	.29	1.15	(1.26)	(.94)

Total from investment operations	.21	.91	1.78	(.49)	—

Distributions:
From net investment income	(.67)	(.62)	(.64)	(.77)	(.96)

Total distributions	(.67)	(.62)	(.64)	(.77)	(.96)

Net asset value, end of year	$8.93	$9.39	$9.10	$7.96	$9.22

Ratios/supplemental data:
Total return	2.39%	10.51%	23.03%	(5.28)%	(.13)%
Total expenses to average net assetsA	1.40%	1.36%	1.41%	1.36%	1.51%
Net expenses to average net assetsB	1.40%	1.36%	1.41%	1.36%	1.51%
Net investment income to average net assets	7.28%	6.79%	7.26%	9.06%	9.59%
Portfolio turnover rate	134.0%	109.1%	122.3%	96.6%	130.0%
Net assets, end of year (in thousands)	$157,399	$205,314	$223,773	$162,175	$199,214

A	This ratio reflects total expenses before compensating balance credits.
B	This ratio reflects expenses net of compensating balance credits.

See notes to financial statements.

Annual Report to Shareholders

Institutional Class:

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$9.41	$9.11	$7.96	$9.20	$10.18

Investment operations:
Net investment income	.71	.66	.66	.78	1.01
Net realized and unrealized gain/(loss) on investments,	(.45)	.31	1.15	(1.24)	(1.00)

Total from investment operations	.26	.97	1.81	(.46)	.01

Distributions:
From net investment income	(.71)	(.67)	(.66)	(.78)	(.99)

Total distributions	(.71)	(.67)	(.66)	(.78)	(.99)

Net asset value, end of year	$8.96	$9.41	$9.11	$7.96	$9.20

Ratios/supplemental data:
Total return	2.94%	11.15%	23.54%	(5.00)%	(.06)%
Total expenses to average net assetsA	.85%	.80%	.85%	.82%	.97%
Net expenses to average net assetsB	.84%	.80%	.85%	.82%	.97%
Net investment income to average net assets	7.93%	7.38%	7.78%	9.63%	10.20%
Portfolio turnover rate	134.0%	109.1%	122.3%	96.6%	130.0%

Net assets, end of year (in thousands)	$12,389	$8,747	$6,434	$2,704	$1,331

See notes to financial statements.

Annual Report to Shareholders

Management’s Discussion of Fund Performance

Investment Grade Income Portfolio

   Average annual total returns for the Investment Grade Income Portfolio (“Fund”) and its benchmark for various periods ended December 31, 2005, are presented below:

	One	Five	Ten	Since
	Year	Years	Years	InceptionA

Investment Grade
Primary Class	+1.69%	+6.86%	+6.37%	+7.61%
Institutional Class	+2.27%	+7.43%	+6.95%	+6.98%
Lehman Credit Bond IndexB	+1.96%	+7.12%	+6.46%	+8.31%
Lehman Aggregate Bond IndexC	+2.43%	+5.87%	+6.16%	+7.77%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information for the Primary Class please visit www.leggmasonfunds.com; for the Institutional Class please call 1-888-425-6432. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

   For the calendar year 2005 the Primary Class of the Fund returned 1.69% versus 1.96% for its primary benchmark, the Lehman Credit Bond Index. The option-adjusted-spread (“OAS”)D of the index widened from +75 basis points (“bps”)E to similar duration treasuries on 12/31/04, to +83 bps on 12/31/05. The asset class underperformed similar duration Treasuries in large part due to the poor performance of the auto sector. The Fund’s underperformance is primarily attributable to the adviser’s decision to overweight the consumer cyclical sub-sector (inclusive of the auto companies) which returned -4.71% for the period. Being overweight to the utility sector, which returned 3.02% and having

A	The inception date of the Primary Class is August 7, 1987. The inception date of the Institutional Class is December 1, 1995. Index returns are for periods beginning July 31, 1987.

B	This index includes all publicly issued, fixed rate, non-convertible, investment grade, and domestic corporate debt. It also includes Yankee bonds, which are dollar- denominated, SEC-registered public, non-convertible debt issued or guaranteed by foreign sovereign governments, municipalities, governmental agencies, and international agencies.

C	A market value-weighted index that tracks the daily price, coupon, pay-downs, and total return performance of fixed rate, publicly placed, dollar-denominated, and non- convertible investment grade debt issues with at least $100 million par amount outstanding and with at least one year to final maturity.

D	This is a measurement tool for evaluating price differences between similar products with different embedded options. A larger OAS implies a greater return for greater risks.

E	100 basis points = 1%.

Annual Report to Shareholders

exposure to U.S. Treasury securities helped relative performance. Consistent with the adviser’s overall strategy, the Fund maintained a short duration position which had minimal impact on performance as short rates rose and long rates declined.

Western Asset Management Company

January 31, 2006

Annual Report to Shareholders

Expense Example

Investment Grade Income Portfolio

   As a shareholder of the Fund, you incur ongoing costs, including management fees, distribution and service (12b-1) fees on Primary Class shares; and other Fund expenses. These examples are intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. Each example is based on an investment of $1,000 invested on July 1, 2005, and held through December 31, 2005.

Actual Expenses

   The first line for each class in the table below provides information about actual account values and actual expenses for each class. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During the Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

   The second line for each class in the table below provides information about hypothetical account values and hypothetical expenses based on the relevant class’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the class’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare these 5% hypothetical examples with the 5% hypothetical examples for the relevant class that appear in the shareholder reports of other funds.

	Beginning	Ending	Expenses PaidA
	Account	Account	During the
	Value	Value	Period
	7/1/05	12/31/05	7/1/05 to 12/31/05

Primary Class:
Actual	$1,000.00	$994.00	$5.03
Hypothetical (5% return before expenses)	1,000.00	1,020.16	5.09

Institutional Class:
Actual	$1,000.00	$997.80	$2.22
Hypothetical (5% return before expenses)	1,000.00	1,022.68	2.24

A	These calculations are based on expenses incurred in the most recent fiscal half-year. The dollar amounts shown as “Expenses Paid” are equal to the annualized expense ratios of 1.00% and 0.44% for the Primary Class and Institutional Class, respectively, multiplied by the average value over the period, multiplied by the number of days in the most recent fiscal half-year (184), and divided by 365.

Annual Report to Shareholders

Performance Information

Investment Grade Income Portfolio

   The graphs on the following pages compare the Fund’s total returns to that of two closely matched broad-based securities market indices. The graphs illustrate the cumulative total return of an initial $10,000 investment in Primary Class shares and an initial $1,000,000 investment in Institutional Class shares of the Fund, for the periods indicated. The lines for the Fund represent the total return after deducting all Fund investment management and other administrative expenses and the transaction costs of buying and selling securities. The line representing each securities market index does not include any transaction costs associated with buying and selling securities in the index or other administrative expenses. Both the Fund’s and the indices results assume reinvestment of all dividends and distributions.

   Total return measures investment performance in terms of appreciation or depreciation in a fund’s net asset value per share, plus dividends and any capital gain distributions. It assumes that dividends and distributions were reinvested at the time they were paid. Average annual returns tend to smooth out variations in a fund’s return, so that they differ from actual year-to-year results.

Annual Report to Shareholders

Growth of a $10,000 Investment — Primary Class

Periods Ended December 31, 2005

	Cumulative	Average Annual
	Total Return	Total Return

One Year	+1.69%	+1.69%
Five Years	+39.32%	+6.86%
Ten Years	+85.51%	+6.37%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please visit www.leggmasonfunds.com. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

A	This index includes all publicly issued, fixed rate, non-convertible, investment grade, domestic corporate debt. It also includes Yankee bonds, which are dollar-denominated, SEC-registered public, non-convertible debt issued or guaranteed by foreign sovereign governments, municipalities, governmental agencies, and international agencies.

B	A market value-weighted index that tracks the daily price, coupon, pay-downs, and total return performance of fixed rate, publicly placed, dollar-denominated, and nonconvertible investment grade debt issues with at least $100 million par amount outstanding and with at least one year to final maturity.

Performance Information — Continued

Annual Report to Shareholders

Growth of a $1,000,000 Investment — Institutional Class

Periods Ended December 31, 2005

	Cumulative	Average Annual
	Total Return	Total Return

One Year	+2.27%	+2.27%
Five Years	+43.12%	+7.43%
Ten Years	+95.76%	+6.95%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please call 1-888-425-6432. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

Annual Report to Shareholders

Portfolio Composition (as of December 31, 2005)C

Standard & Poor’s Debt RatingsD (as a percentage of the portfolio)

Maturity Schedule (as a percentage of the portfolio)

C	The Fund is actively managed. As a result, the composition of its portfolio holdings and sectors is subject to change at any time.

D	Standard & Poor’s Ratings Services provides capital markets with credit ratings for the evaluation and assessment of credit risk.

Annual Report to Shareholders

Portfolio of Investments

Investment Grade Income Portfolio

December 31, 2005
(Amounts in Thousands)

		Maturity	Par/
	Rate	Date	Shares	Value

Long-Term Securities — 98.6%
Corporate Bonds and Notes — 73.9%
Aerospace/ Defense — 1.0%
L-3 Communications Corp.	7.625%	6/15/12	$1,000	$1,053
Lockheed Martin Corporation	8.500%	12/1/29	760	1,036
Northrop Grumman Corporation	7.750%	2/15/31	170	217
Raytheon Company	6.150%	11/1/08	489	507
Raytheon Company	5.375%	4/1/13	1,240	1,257

				4,070

Auto Parts and Equipment — 0.2%
American Axle & Manufacturing Inc.	5.250%	2/11/14	800	630

Automotive — 0.9%
Ford Motor Company	7.450%	7/16/31	1,975	1,343
Ford Motor Company	8.900%	1/15/32	370	271
General Motors Corporation	8.250%	7/15/23	650	418
General Motors Corporation	8.375%	7/15/33	1,990	1,313

				3,345

Banking and Finance — 8.7%
AIFUL Corporation	5.000%	8/10/10	2,105	2,078	A
Boeing Capital Corporation	6.500%	2/15/12	1,000	1,079
Boeing Capital Corporation	5.800%	1/15/13	530	556
Countrywide Home Loans, Inc.	3.250%	5/21/08	1,200	1,152
Countrywide Home Loans, Inc.	4.125%	9/15/09	340	328
Ford Motor Credit Company	4.950%	1/15/08	250	224
Ford Motor Credit Company	6.625%	6/16/08	8,210	7,447
Ford Motor Credit Company	7.375%	10/28/09	2,970	2,634
Ford Motor Credit Company	7.375%	2/1/11	2,390	2,095
Ford Motor Credit Company	7.250%	10/25/11	2,410	2,082
General Motors Acceptance Corporation	6.150%	4/5/07	1,570	1,483
General Motors Acceptance Corporation	6.125%	8/28/07	2,680	2,484
General Motors Acceptance Corporation	6.311%	11/30/07	320	289
General Motors Acceptance Corporation	5.625%	5/15/09	590	525

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Banking and Finance — Continued
General Motors Acceptance Corporation	6.875%	9/15/11	$750	$684
General Motors Acceptance Corporation	0.000%	6/15/15	2,700	1,243	B
HSBC Finance Corporation	4.750%	4/15/10	1,325	1,305
John Deere Capital Corporation	4.500%	8/22/07	5	5
MBNA America Bank	5.375%	1/15/08	1,200	1,210
National Rural Utilities Cooperative Finance Corporation	7.250%	3/1/12	1,700	1,896
Residential Capital Corporation	6.375%	6/30/10	1,970	2,002
SB Treasury Company LLC	9.400%	12/29/49	840	920	A,C

				33,721

Banks — 5.8%
Bank of America Corporation	7.400%	1/15/11	3,165	3,486
Bank of America Corporation	4.750%	8/15/13	470	461
BankAmerica Capital III	4.720%	1/15/27	585	565	D
BB&T Capital Trust I	5.850%	8/18/35	1,750	1,748
CBA Capital Trust I	5.805%	12/31/49	3,510	3,615	A
Chase Capital II	4.750%	2/1/27	1,980	1,869	D
Key Bank NA	5.800%	7/1/14	535	556
Rabobank Capital Funding Trust II	5.260%	12/31/49	320	317	A,C
Rabobank Capital Funding Trust III	5.254%	12/29/49	3,120	3,059	A,C
Suntrust Bank	5.000%	9/1/15	1,450	1,433
UnionBanCal Corporation	5.250%	12/16/13	785	783
Wachovia Bank NA	7.800%	8/18/10	2,640	2,963
Washington Mutual, Inc.	4.200%	1/15/10	700	678
Washington Mutual, Inc.	4.625%	4/1/14	1,000	940

				22,473

Building Materials — N.M.
American Standard, Inc.	8.250%	6/1/09	37	40
American Standard, Inc.	7.625%	2/15/10	5	6

				46

Cable — 1.7%
Comcast Cable Communications, Inc.	6.750%	1/30/11	960	1,017
Comcast Corporation	7.050%	3/15/33	1,800	1,943
Cox Communications, Inc.	4.625%	1/15/10	1,410	1,365

Portfolio of Investments  —  Continued

Investment Grade Income Portfolio  —  Continued
Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Cable — Continued
CSC Holdings Inc.	7.625%	7/15/18	$1,500	$1,425
EchoStar DBS Corporation	7.304%	10/1/08	500	510	D
Tele-Communications, Inc.	7.125%	2/15/28	180	193

				6,453

Casino Resorts — 0.6%
Harrah’s Operating Company, Inc.	5.500%	7/1/10	410	410
Harrah’s Operating Company, Inc.	5.750%	10/1/17	2,110	2,053

				2,463

Chemicals — 0.7%
E. I. du Pont de Nemours and Company	4.875%	4/30/14	1,100	1,081
The Dow Chemical Company	6.000%	10/1/12	750	788
The Dow Chemical Company	7.375%	11/1/29	800	964

				2,833

Computer Services and Systems — 0.9%
Electronic Data Systems Corporation	7.125%	10/15/09	530	563
Electronic Data Systems Corporation	6.500%	8/1/13	500	514
Electronic Data Systems Corporation	7.450%	10/15/29	570	606
International Business Machines Corporation	4.750%	11/29/12	1,750	1,736

				3,419

Consumer Products — 0.1%
The Clorox Company	5.000%	1/15/15	350	345
The Procter & Gamble Company	4.300%	8/15/08	200	198

				543

Diversified Financial Services — 7.4%
AIG SunAmerica Global Financing VI	6.300%	5/10/11	5,170	5,492	A
Associates Corporation of North America	8.150%	8/1/09	775	856
Beaver Valley Funding Corp.	9.000%	6/1/17	1,100	1,262
Capital One Bank	4.875%	5/15/08	150	149
Capital One Bank	5.750%	9/15/10	870	891
Capital One Bank	6.500%	6/13/13	690	733
Capital One Financial Corporation	8.750%	2/1/07	400	415
Capital One Financial Corporation	7.125%	8/1/08	340	356

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Diversified Financial Services — Continued
Citigroup Inc.	5.000%	9/15/14	$1,600	$1,575
General Electric Capital Corporation	4.000%	6/15/09	3,640	3,533
General Electric Capital Corporation	3.750%	12/15/09	4,900	4,701
General Electric Capital Corporation	5.450%	1/15/13	2,000	2,049
General Electric Capital Corporation	6.750%	3/15/32	5	6
iStar Financial Inc.	5.375%	4/15/10	3,180	3,152
iStar Financial Inc.	6.000%	12/15/10	580	589
Marsh & McLennan Companies, Inc.	5.150%	9/15/10	240	238
Marsh & McLennan Companies, Inc.	5.875%	8/1/33	900	862
Mizuho Preferred Capital Corp. LLC	8.790%	12/29/49	1,520	1,643	A,C
Wells Fargo & Company	5.000%	11/15/14	90	89

				28,591

Drug and Grocery Store Chains — 0.7%
Kroger Company	8.000%	9/15/29	1,000	1,162
Safeway Inc.	7.500%	9/15/09	600	641
Safeway Inc.	5.800%	8/15/12	750	754

				2,557

Electric — 4.3%
AEP Texas Central Company	5.500%	2/15/13	1,060	1,073
American Electric Power Company, Inc.	5.250%	6/1/15	350	349
Commonwealth Edison Company	6.150%	3/15/12	560	583
Dominion Resources, Inc.	5.125%	12/15/09	490	488
Dominion Resources, Inc.	4.750%	12/15/10	140	137
Dominion Resources, Inc.	5.700%	9/17/12	510	519
FirstEnergy Corp.	6.450%	11/15/11	2,285	2,422
FirstEnergy Corp.	7.375%	11/15/31	4,440	5,239
Niagara Mohawk Power Corporation	7.750%	10/1/08	1,010	1,078
System Energy Resources, Inc.	4.875%	10/1/07	1,020	1,013
Tampa Electric Company	6.375%	8/15/12	380	406
The Cleveland Electric Illuminating Company	5.650%	12/15/13	940	958
The Cleveland Electric Illuminating Company	7.880%	11/1/17	850	1,029
The Detroit Edison Company	5.200%	10/15/12	1,260	1,267

				16,561

Portfolio of Investments  —  Continued

Investment Grade Income Portfolio  —  Continued
Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Energy — 4.0%
Alabama Power Company	3.125%	5/1/08	$920	$884
DTE Energy Company	6.375%	4/15/33	350	358
Duke Energy Corporation	5.625%	11/30/12	270	277
Exelon Corporation	6.750%	5/1/11	2,000	2,129
MidAmerican Energy Holdings Company	5.875%	10/1/12	750	774
Pacific Gas and Electric Company	6.050%	3/1/34	4,610	4,771
Sempra Energy	4.840%	5/21/08	1,685	1,688	D
TXU Corp.	6.550%	11/15/34	2,730	2,580
TXU Energy Co.	7.000%	3/15/13	930	991
Xcel Energy, Inc.	7.000%	12/1/10	900	969

				15,421

Environmental Services — 0.3%
Waste Management, Inc.	6.375%	11/15/12	310	330
Waste Management, Inc.	7.375%	5/15/29	690	807

				1,137

Food, Beverage and Tobacco — 1.4%
Altria Group, Inc.	7.000%	11/4/13	1,385	1,515
Kellogg Company	6.600%	4/1/11	1,000	1,071
Kellogg Company	7.450%	4/1/31	650	803
R.J. Reynolds Tobacco Holdings, Inc.	7.875%	5/15/09	860	894
The Pepsi Bottling Group, Inc.	7.000%	3/1/29	340	408
Tyson Foods, Inc.	7.000%	1/15/28	800	842

				5,533

Gas and Pipeline Utilities — 1.6%
CenterPoint Energy Resources Corp.	7.875%	4/1/13	1,010	1,155
Dynegy Holdings Inc.	8.750%	2/15/12	1,690	1,825
Tennessee Gas Pipeline Company	8.375%	6/15/32	1,000	1,135
The Williams Companies, Inc.	7.625%	7/15/19	2,000	2,145

				6,260

Health Care — 1.1%
Tenet Healthcare Corporation	9.875%	7/1/14	2,310	2,339
Tenet Healthcare Corporation	6.875%	11/15/31	750	604
WellPoint Inc.	5.000%	12/15/14	1,330	1,306

				4,249

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Homebuilding — 0.3%
Centex Corporation	5.125%	10/1/13	$420	$403
D.R. Horton, Inc.	5.250%	2/15/15	610	571
Pulte Homes, Inc.	6.250%	2/15/13	385	392

				1,366

Insurance — 0.7%
Liberty Mutual Group	5.750%	3/15/14	720	710	A
The St. Paul Travelers Companies, Inc.	5.500%	12/1/15	1,100	1,108
Willis Group North America	5.125%	7/15/10	760	758

				2,576

Investment Banking/ Brokerage — 5.5%
J.P. Morgan Chase & Co.	5.125%	9/15/14	3,195	3,163
J.P. Morgan Chase & Co.	4.891%	9/1/15	1,035	1,024	C
J.P. Morgan Chase & Co.	5.150%	10/1/15	2,000	1,971
Merrill Lynch & Co., Inc.	3.375%	9/14/07	1,345	1,312
Merrill Lynch & Co., Inc.	6.000%	2/17/09	800	825
Merrill Lynch & Co., Inc.	5.000%	1/15/15	65	64
Morgan Stanley	5.800%	4/1/07	2,600	2,627
Morgan Stanley	5.050%	1/21/11	900	900
Morgan Stanley	4.750%	4/1/14	2,660	2,551
The Bear Stearns Companies Inc.	4.550%	6/23/10	1,600	1,570
The Goldman Sachs Group, Inc.	5.125%	1/15/15	3,100	3,065
The Goldman Sachs Group, Inc.	6.345%	2/15/34	2,025	2,127

				21,199

Machinery — 0.3%
Case New Holland Incorporated	9.250%	8/1/11	1,000	1,070

Media — 3.1%
Clear Channel Communications, Inc.	4.400%	5/15/11	1,210	1,126
Clear Channel Communications, Inc.	5.500%	9/15/14	940	899
Liberty Media Corporation	7.875%	7/15/09	1,000	1,054
Liberty Media Corporation	8.500%	7/15/29	340	337
Liberty Media Corporation	8.250%	2/1/30	120	117
News America, Inc.	6.550%	3/15/33	1,495	1,538
News America, Inc.	6.200%	12/15/34	115	114

Portfolio of Investments  —  Continued

Investment Grade Income Portfolio  —  Continued
Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Media — Continued
Time Warner Entertainment Company, L.P.	8.375%	7/15/33	$855	$1,010
Time Warner Inc.	6.150%	5/1/07	1,390	1,407
Time Warner Inc.	9.125%	1/15/13	1,130	1,337
Time Warner Inc.	7.700%	5/1/32	1,625	1,828
Viacom Inc.	7.700%	7/30/10	90	97
Viacom Inc.	5.625%	8/15/12	1,095	1,087

				11,951

Media and Entertainment — 0.3%
The Walt Disney Company	6.200%	6/20/14	1,280	1,347

Medical Care Facilities — 1.7%
Coventry Health Care, Inc.	5.875%	1/15/12	1,050	1,061
HCA, Inc.	6.300%	10/1/12	1,790	1,799
HCA, Inc.	6.250%	2/15/13	2,130	2,132
HCA, Inc.	5.750%	3/15/14	150	145
Health Care REIT, Inc.	5.875%	5/15/15	1,440	1,429

				6,566

Metals and Mining — 0.5%
Alcoa Inc.	5.375%	1/15/13	1,800	1,828

Oil and Gas — 5.7%
Amerada Hess Corporation	7.300%	8/15/31	3,740	4,328
Apache Corporation	6.250%	4/15/12	1,150	1,236
Conoco Inc.	6.950%	4/15/29	600	724
ConocoPhillips	4.750%	10/15/12	2,290	2,276
Devon Energy Corporation	7.950%	4/15/32	1,080	1,393
El Paso Corporation	7.800%	8/1/31	1,660	1,656
El Paso Corporation	7.750%	1/15/32	340	341
Kerr-McGee Corporation	7.875%	9/15/31	4,700	5,577
Ocean Energy Inc.	4.375%	10/1/07	965	954
Panhandle Eastern Pipe Line Company	4.800%	8/15/08	1,170	1,157
Pemex Project Funding Master Trust	8.500%	2/15/08	100	106
Pride International, Inc.	7.375%	7/15/14	800	858

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Oil and Gas — Continued
Valero Energy Corporation	6.875%	4/15/12	$565	$616
XTO Energy, Inc.	6.250%	4/15/13	745	789

				22,011

Paper and Forest Products — 1.4%
International Paper Company	5.500%	1/15/14	900	885
Weyerhaeuser Company	6.125%	3/15/07	127	129
Weyerhaeuser Company	6.750%	3/15/12	2,150	2,282
Weyerhaeuser Company	7.375%	3/15/32	1,785	1,984

				5,280

Pharmaceuticals — 0.3%
Bristol-Myers Squibb Company	5.750%	10/1/11	1,160	1,198

Photo Equipment and Supplies — 0.4%
Eastman Kodak Company	3.625%	5/15/08	975	896
Eastman Kodak Company	7.250%	11/15/13	500	478

				1,374

Real Estate — 0.4%
EOP Operating Limited Partnership	6.750%	2/15/12	1,500	1,592

Retail — 0.4%
Target Corporation	5.875%	3/1/12	860	903
Wal-Mart Stores, Inc.	6.875%	8/10/09	475	506

				1,409

Special Purpose — 7.0%
Ahold Finance USA, Inc.	8.250%	7/15/10	960	1,038
Arch Western Finance, LLC	6.750%	7/1/13	1,000	1,019
ASIF Global Financing XIX	4.900%	1/17/13	1,120	1,114	A
Caterpillar Financial Services Corporation	4.500%	6/15/09	1,040	1,026
DaimlerChrysler NA Holding Corporation	6.400%	5/15/06	800	804
DaimlerChrysler NA Holding Corporation	4.960%	9/10/07	1,520	1,523	D

Portfolio of Investments  —  Continued

Investment Grade Income Portfolio  —  Continued
Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Special Purpose — Continued
DaimlerChrysler NA Holding Corporation	4.050%	6/4/08	$470	$457
DaimlerChrysler NA Holding Corporation	7.200%	9/1/09	260	275
DaimlerChrysler NA Holding Corporation	7.300%	1/15/12	735	793
DaimlerChrysler NA Holding Corporation	6.500%	11/15/13	290	304
DaimlerChrysler NA Holding Corporation	8.500%	1/18/31	1,800	2,178
Duke Capital Corporation	6.250%	2/15/13	340	354
Fosters Finance Corporation	4.875%	10/1/14	840	808	A
International Lease Finance Corporation	6.375%	3/15/09	890	924
Reed Elsevier Capital Inc.	4.625%	6/15/12	2,300	2,229
Sprint Capital Corporation	6.000%	1/15/07	700	707
Sprint Capital Corporation	8.375%	3/15/12	1,860	2,155
Sprint Capital Corporation	8.750%	3/15/32	2,170	2,880
TCI Communications Financing III	9.650%	3/31/27	3,350	3,625
Unilever Capital Corporation	7.125%	11/1/10	480	523
Verizon Global Funding Corp.	6.125%	6/15/07	2,065	2,100
Verizon Global Funding Corp.	7.750%	6/15/32	375	447

				27,283

Telecommunications — 1.5%
BellSouth Corporation	4.750%	11/15/12	830	809
GTE Hawaiian Telephone Company, Inc.	7.000%	2/1/06	750	749
Qwest Corporation	5.625%	11/15/08	550	544
SBC Communications Inc.	5.100%	9/15/14	1,910	1,866
Verizon New York Inc.	6.875%	4/1/12	1,820	1,897

				5,865

Telecommunications (Cellular/ Wireless) — 1.7%
Cingular Wireless LLC	5.625%	12/15/06	800	806
Motorola, Inc.	7.625%	11/15/10	135	150
New Cingular Wireless Services Inc.	7.500%	5/1/07	1,500	1,550
New Cingular Wireless Services Inc.	8.125%	5/1/12	570	659
New Cingular Wireless Services Inc.	8.750%	3/1/31	980	1,298

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Telecommunications (Cellular/ Wireless) — Continued
Nextel Communications, Inc.	5.950%	3/15/14	$469	$471
Nextel Communications, Inc.	7.375%	8/1/15	1,600	1,689

				6,623

Transportation — 1.3%
Burlington Northern Railroad Company	6.960%	3/22/09	182	189
Burlington Northern Railroad Company	7.330%	6/23/10	137	144
Continental Airlines, Inc.	7.256%	3/15/20	539	548
Continental Airlines, Inc.	6.545%	2/2/19	165	164
CSX Transportation, Inc.	7.875%	5/15/43	252	327
Delta Air Lines, Inc.	7.570%	11/18/10	300	296
Delta Air Lines, Inc.	6.718%	7/2/24	698	708
Norfolk Southern Corporation	7.875%	5/15/43	348	445
Northwest Airlines Corporation	7.575%	3/1/19	191	192
Union Pacific Corporation	4.875%	1/15/15	1,740	1,697
United Airlines, Inc.	7.783%	1/1/14	245	244

				4,954

Total Corporate Bonds and Notes (Identified Cost — $287,275)				285,797

U.S. Government and Agency Obligations — 3.3%
Fixed Rate Securities — 0.3%
Tennessee Valley Authority	5.375%	11/13/08	150	152
United States Treasury Bonds	5.375%	2/15/31	750	847

				999
Treasury Inflation-Protected SecuritiesE — 3.0%
United States Treasury Inflation-Protected Security	1.875%	7/15/15	11,807	11,612

Total U.S. Government and Agency Obligations (Identified Cost — $12,719)				12,611

Portfolio of Investments  —  Continued

Investment Grade Income Portfolio  —  Continued
Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

U.S. Government Agency Mortgage-Backed Securities — N.M.
Fixed Rate Securities — N.M.
Fannie Mae	8.000%	4/25/06	$1	$2

Indexed SecuritiesD — N.M.
Freddie Mac	5.329%	9/1/24	85	87

Total U.S. Government Agency Mortgage-Backed Securities (Identified Cost — $86)				89

Yankee BondsF — 21.1%
Banking and Finance — 2.2%
Corporacion Andina de Fomento	4.556%	1/26/07	1,260	1,260	D
HBOS Capital Funding LP	6.071%	6/30/49	1,490	1,540	A,C
HBOS Treasury Services plc	4.000%	9/15/09	1,080	1,051	A
Mizuho Financial Group, Inc.	5.790%	4/15/14	3,565	3,683	A
Sumitomo Mitsui Banking Corporation	5.625%	7/29/49	730	727	A,C

				8,261

Cable — 0.2%
British Sky Broadcasting Group plc	6.875%	2/23/09	870	911

Diversified Financial Services — 0.7%
Encana Holdings Finance Corp	5.800%	5/1/14	2,725	2,840

Electric — 1.0%
Empresa Nacional de Electricidad S.A.	8.500%	4/1/09	1,805	1,968
Hydro-Quebec	7.500%	4/1/16	1,625	1,948

				3,916

Foreign Governments — 5.8%
Federative Republic of Brazil	5.250%	4/15/12	329	325	D
Federative Republic of Brazil	5.250%	4/15/12	505	498	D
Federative Republic of Brazil	8.875%	4/15/24	240	268
Federative Republic of Brazil	10.125%	5/15/27	740	930
Federative Republic of Brazil	12.250%	3/6/30	510	736
Province of Nova Scotia	5.750%	2/27/12	1,000	1,045
Province of Ontario	4.500%	2/3/15	460	451
Republic of Chile	4.630%	1/28/08	120	120	D
Republic of Colombia	11.750%	2/25/20	570	788
Republic of Panama	9.375%	1/16/23	270	338

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Yankee Bonds — Continued
Foreign Governments — Continued
Republic of Panama	7.125%	1/29/26	$740	$750
Republic of Peru	5.000%	3/7/17	558	534	C
Republic of Peru	5.000%	3/7/17	205	193	A,C
Republic of Peru	8.750%	11/21/33	500	563
Republic of South Africa	7.375%	4/25/12	650	723
Republic of South Africa	6.500%	6/2/14	700	757
Russian Federation	5.000%	3/31/30	4,320	4,877	C
United Mexican States	8.375%	1/14/11	705	804
United Mexican States	11.500%	5/15/26	1,100	1,798
United Mexican States	8.300%	8/15/31	820	1,054
United Mexican States	7.500%	4/8/33	3,942	4,667

				22,219

Insurance — 0.7%
Axa	8.600%	12/15/30	1,630	2,178
Oil Insurance Ltd	5.150%	8/15/33	585	581	A,C
XL Capital Ltd.	5.250%	9/15/14	20	20

				2,779

Manufacturing (Diversified) — 0.5%
Tyco International Group SA	6.375%	10/15/11	250	260
Tyco International Group SA	7.000%	6/15/28	554	609
Tyco International Group SA	6.875%	1/15/29	1,051	1,146

				2,015

Oil and Gas — 1.5%
Petrobras International Finance Company (PIFCO)	9.750%	7/6/11	905	1,063
Petroliam Nasional Berhad	7.625%	10/15/26	610	756	A
YPF Sociedad Anonima	10.000%	11/2/28	3,500	4,113

				5,932

Special Purpose — 4.2%
Anadarko Finance Company	6.750%	5/1/11	970	1,050
Conoco Funding Company	6.350%	10/15/11	520	557
Deutsche Telekom International Finance BV	8.250%	6/15/30	1,400	1,781
Deutsche Telekom International Finance BV	9.250%	6/1/32	670	923

Portfolio of Investments  —  Continued

Investment Grade Income Portfolio  —  Continued
Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Yankee Bonds — Continued
Special Purpose — Continued
General Motors Nova Scotia Finance Company	6.850%	10/15/08	$1,160	$870
HSBC Capital Funding LP	4.610%	12/29/49	760	717	A,C
HSBC Holdings plc	5.250%	12/12/12	3,850	3,863
Molson Coors Capital Finance	4.850%	9/22/10	1,305	1,287
Petronas Capital Ltd.	7.875%	5/22/22	770	961	A
Resona Preferred Global Securities Limited	7.191%	12/29/49	2,120	2,249	A,C
Telefonica Europe BV	8.250%	9/15/30	800	994
UFJ Finance Aruba AEC	6.750%	7/15/13	920	1,005

				16,257

Telecommunications — 3.6%
British Telecommunications plc	8.375%	12/15/10	900	1,024
British Telecommunications plc	8.875%	12/15/30	420	562
France Telecom SA	7.750%	3/1/11	3,000	3,351
France Telecom SA	8.500%	3/1/31	340	453
INTELSAT	7.625%	4/15/12	32	26
INTELSAT	6.500%	11/1/13	1,333	993
Koninklijke (Royal) KPN NV	8.000%	10/1/10	990	1,087
Koninklijke (Royal) KPN NV	8.375%	10/1/30	655	776
Tele Norte Leste Participacoes S.A.	8.000%	12/18/13	1,080	1,145
Telecom Italia Capital S.p.A.	5.250%	11/15/13	2,025	1,987
Telecom Italia Capital S.p.A.	4.950%	9/30/14	1,860	1,777
Telus Corporation	7.500%	6/1/07	700	723

				13,904

Telecommunications (Cellular/ Wireless) — 0.3%
Rogers Wireless Communications Inc.	6.375%	3/1/14	1,000	1,003

Utilities — 0.4%
United Utilities plc	5.375%	2/1/19	1,550	1,519

Total Yankee Bonds (Identified Cost — $77,790)				81,556

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares		Value

Municipal Bonds — 0.1%
Liberty New York Development Corporation Revenue	5.250%	10/1/35	$320		$361

Total Municipal Bonds (Identified Cost — $354)					361

Preferred Stocks — 0.2%
Fannie Mae	7.000%		16	shs	883	D

Total Preferred Stocks (Identified Cost — $810)					883

Total Long-Term Securities (Identified Cost — $379,034)					381,297

Short-Term Securities — 0.2%
U.S. Government and Agency Obligations — N.M.
Fannie Mae	0.000%	5/15/06	$168		165	B,G

Repurchase Agreements — 0.2%
Lehman Brothers, Inc. 4.15%, dated 12/30/05, to be repurchased at $336 on 1/3/06 (Collateral: $315 Fannie Mae notes, 7.125%, due 6/15/10, value $343)			336		336
Merrill Lynch Government Securities, Inc. 4.24%, dated 12/30/05, to be repurchased at $336 on 1/3/06 (Collateral: $340 Federal Home Loan Bank notes, 4.18%, due 7/14/08, value $342)			336		336

					672

Total Short-Term Securities (Identified Cost — $837)					837

Total Investments — 98.8% (Identified Cost — $379,871)					382,134
Other Assets Less Liabilities — 1.2%					4,636

Net Assets — 100.0%					$386,770

Portfolio of Investments  —  Continued

Investment Grade Income Portfolio  —  Continued
Annual Report to Shareholders

		Actual	Appreciation/
	Expiration	Contracts	(Depreciation)

Futures Contracts PurchasedH
U.S. Treasury Note Futures	March 2006	392	$172

Futures Contracts WrittenH
U.S. Treasury Bond Futures	March 2006	32	$(64)
U.S. Treasury Note Futures	March 2006	352	(331)

			$(395)

A	Rule 144a Security — A security purchased pursuant to Rule 144a under the Securities Act of 1933 which may not be resold subject to that rule except to qualified institutional buyers. These securities, which the Fund’s investment adviser has determined to be liquid, represent 8.3% of net assets.

B	Zero coupon bond — A bond with no periodic interest payments which is sold at such a discount as to produce a current yield to maturity.
C	Stepped coupon security — A security with a predetermined schedule of interest or dividend rate changes.
D	Indexed Security — The rates of interest earned on these securities are tied to the London Interbank Offered Rate (“LIBOR”) or the ten year Treasury Bill Constant Maturity Rate. The coupon rates are the rates as of December 31, 2005.

E	Inflation-Protected Securities — Treasury Security whose principal value is adjusted daily or monthly in accordance with changes in the Consumer Price Index for all Urban Consumers, Interest is calculated on the basis of current adjusted principal value.
F	Yankee Bond — A dollar-denominated bond issued in the U.S. by foreign entities.

G	Collateral to cover futures contracts.
H	Futures are described in more detail in the notes to financial statements.
N.M. — Not meaningful.
See notes to financial statements.

Annual Report to Shareholders

Statement of Assets and Liabilities

Investment Grade Income Portfolio

December 31, 2005
(Amounts in Thousands)

Assets:
Investment securities at market value (Identified Cost – $379,034)		$381,297
Short-term securities at value (Identified Cost – $837)		837
Cash		1
Receivable for futures variation martin		50
Receivable for fund shares sold		678
Interest and dividends receivable		6,212
Other assets		1

Total assets		389,076

Liabilities:
Payable for fund shares repurchased	$1,085
Payable for securities purchased	862
Income distribution payable	77
Accrued management fee	156
Accrued distribution and service fees	51
Accrued expenses	75

Total liabilities		2,306

Net Assets		$386,770

Net assets consist of:

Accumulated paid-in capital applicable to:
35,212 Primary Class shares outstanding		$364,096
1,964 Institutional Class shares outstanding		20,925
Overdistributed net investment income		(118)
Accumulated net realized loss on investments, options, and futures		(173)
Unrealized appreciation/(depreciation) of investments, options and futures		2,040

Net Assets		$386,770

Net Asset Value Per Share:
Primary Class		$10.40

Institutional Class		$10.41

See notes to financial statements.

Annual Report to Shareholders

Statement of Operations

Investment Grade Income Portfolio

For the Year Ended December 31, 2005
(Amounts in Thousands)

Investment Income:

Interest	$22,905
Dividends	57

Total income			$22,962

Expenses:

Management fees	$2,443
Distribution and service fees	1,956
Audit and legal fees	65
Custodian fees	131
Directors’ fees and expenses	46
Registration fees	58
Reports to shareholders	71

Transfer agent and shareholder servicing expense:
Primary Class	364
Institutional Class	3
Other expenses	45

	5,182
Less: Fees waived	(1,197)
Compensating balance credits	(3	)A

Total expenses, net of waivers and compensating balance credits			3,982

Net Investment Income			18,980

Net Realized and Unrealized Gain/(Loss) on Investments:

Realized gain/(loss) on:
Investments	2,392
Futures	(90)

			2,302
Change in unrealized depreciation of investments and futures			(14,161)

Net Realized and Unrealized Loss on Investments			(11,859)

Change in Net Assets Resulting From Operations			$7,121

A	See note 1, Compensating Balance Credits, in the notes to financial statements.

See notes to financial statements.

Annual Report to Shareholders

Statement of Changes in Net Assets

Investment Grade Income Portfolio

(Amounts in Thousands)

	For the Years Ended

	12/31/05	12/31/04

Change in Net Assets:
Net investment income	$18,980	$18,372
Net realized gain on investments, and futures	2,302	9,812
Change in unrealized depreciation of investments, and futures	(14,161)	(3,555)

Change in net assets resulting from operations	7,121	24,629

Distributions to shareholders:

From net investment income:
Primary Class	(18,146)	(17,963)
Institutional Class	(836)	(411)

From net realized gain on investments:
Primary Class	(3,431)	(9,054)
Institutional Class	(157)	(220)

Change in net assets from Fund share transactions:
Primary Class	(22,272)	(2,354)
Institutional Class	10,914	4,370

Change in net assets	(26,807)	(1,003)

Net Assets:
Beginning of year	413,577	414,580

End of year	$386,770	$413,577

Overdistributed net investment income	$(118)	$(117)

See notes to financial statements.

Annual Report to Shareholders

Financial Highlights

Investment Grade Income Portfolio

   Contained below is per share operating performance data for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data. This information has been derived from information provided in the financial statements.

Primary Class:

	Years Ended December 31,

	2005		2004		2003		2002		2001

Net asset value, beginning of year	$10.81		$10.88		$10.42		$10.10		$9.97

Investment operations:
Net investment income	.49	A	.49	A	.50	A	.54	A	.60	A
Net realized and unrealized gain/(loss) on investments, options and futures	(.31)		.18		.53		.32		.14

Total from investment operations	.18		.67		1.03		.86		.74

Distributions:
From net investment income	(.49)		(.49)		(.50)		(.54)		(.61)
From net realized gain on investments	(.10)		(.25)		(.07)		—		—

Total distributions	(.59)		(.74)		(.57)		(.54)		(.61)

Net asset value, end of year	$10.40		$10.81		$10.88		$10.42		$10.10

Ratios/supplemental data:
Total return	1.69%		6.29%		10.16%		8.82%		7.52%
Total expenses to average net assetsB	1.00	%A	1.00	%A	1.00	%A	1.00	%A	1.00	%A
Net expenses to average net assetsC	1.00	%A	1.00	%A	1.00	%A	1.00	%A	1.00	%A
Net investment income to average net assets	4.64	%A	4.47	%A	4.62	%A	5.32	%A	5.90	%A
Portfolio turnover rate	51.1%		74.9%		78.2%		131.0%		131.3%
Net assets, end of year (in thousands)	$366,329		$403,361		$408,685		$334,763		$255,298

A	Net of fees waived by LMFA for expenses in excess of a voluntary expense limitation of 1.00% until April 30, 2006. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended December 31, 2005, 1.30%; 2004, 1.27%; 2003, 1.28%; 2002, 1.30%; and 2001, 1.27%.

B	This ratio reflects total expenses before compensating balance credits, but net of the voluntary expense waivers described above.

C	This ratio reflects expenses net of compensating balance credits and voluntary expense waivers described above.

See notes to financial statements.

Annual Report to Shareholders

Institutional Class:

	Years Ended December 31,

	2005		2004		2003		2002		2001

Net asset value, beginning of year	$10.82		$10.89		$10.43		$10.11		$9.97

Investment operations:
Net investment income	.55	D	.54	D	.55	D	.59	D	.66	D
Net realized and unrealized gain/(loss) on investments, options and futures	(.31)		.17		.53		.31		.14

Total from investment operations	.24		.71		1.08		.90		.80

Distributions:
From net investment income	(.55)		(.53)		(.55)		(.58)		(.66)
From net realized gain on investments	(.10)		(.25)		(.07)		—		—

Total distributions	(.65)		(.78)		(.62)		(.58)		(.66)

Net asset value, end of year	$10.41		$10.82		$10.89		$10.43		$10.11

Ratios/supplemental data:
Total return	2.27%		6.85%		10.71%		9.38%		8.16%
Total expenses to average net assetsB	.44	% D	.47	% D	.50	% D	.48	% D	.47	% D
Net expenses to average net assetsC	.44	% D	.47	% D	.50	% D	.48	% D	.47	% D
Net investment income to average net assets	5.26	% D	5.02	% D	5.13	% D	5.85	% D	6.50	% D
Portfolio turnover rate	51.1%		74.9%		78.2%		131.0%		131.3%
Net assets, end of year (in thousands)	$20,441		$10,216		$5,895		$2,836		$1,424

D	Net of fees waived by LMFA for expenses in excess of a voluntary expense limitation of 0.50% until April 30, 2006. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended December 31, 2005, 0.74%; 2004, 0.73%; 2003, 0.78%; 2002, 0.78%; and 2001, 0.74%.

See notes to financial statements.

Annual Report to Shareholders

Management’s Discussion of Fund Performance

Limited Duration Bond Portfolio

   Average annual total returns for the Limited Duration Bond Portfolio and its benchmark for various periods ended December 31, 2005, are presented below:

	One	Five	Ten	Since
	Year	Years	Years	InceptionA

Limited Duration Bond PortfolioB
Primary Class	+1.83%	+3.66%	+4.54%	+6.19%
Institutional Class	+2.29%	+4.18%	+5.09%	+5.91%
Merrill Lynch 1-3 Year Treasury IndexC,D	+1.67%	+3.67%	+4.79%	+6.09%
Lehman Intermediate U.S. Government Bond IndexC,E	+1.68%	+4.82%	+5.50%	+7.19%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information for the Primary Class please visit www.leggmasonfunds.com; for the Institutional Class please call 1-888-425-6432. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

   Our investment strategies were generally rewarded as the Fund’s total return (appreciation or depreciation in the Fund’s net asset value per share, plus dividends and any capital gain distributions) of the various share classes exceeded the performance of its primary benchmark, the Merrill Lynch 1-3 Year Treasury Index. For the calendar year, the Fund’s Primary Class returned 1.83% versus the benchmark’s return of 1.67%. The Fund’s modestly underweight duration posture for most of the period contributed to performance, since interest rates rose by more than the market had expected, and the Fund’s barbelled exposure to maturities for most of the period was rewarded by a flatter yield curve. Overweight exposure to short- and intermediate-maturity mortgage-backed securities and

A	The inception date of the Primary Class is August 7, 1987. The inception date of the Institutional Class is December 1, 1994. Index returns are for periods beginning July 31, 1987.

B	Prior to August 31, 2004, the Fund was known as Legg Mason U.S. Government Intermediate-Term Portfolio and followed a policy of investing at least 80% of its assets in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or repurchase agreements secured by such investments, with a dollar-weighted average portfolio maturity between three and ten years. The Fund’s performance prior to such change might have been better or worse had the Fund been managed in accordance with its current objective, policies and strategies.

C	Effective June 30, 2004, Limited Duration changed its comparative index from the Lehman Intermediate Government Bond Index to the Merrill Lynch 1-3 year Treasury Index, because the new index is more representative of the types of securities in which the Fund invests.

D	A total rate of return index based on daily closing prices and consisting of Treasury bills with a maturity of 1 to 3 years.

E	The total return index consisting of investment grade corporate debt issues as well as U.S. government securities. The debt issues all maintain maturities within a range of 1 to 10 years.

Annual Report to Shareholders

asset-backed securities contributed substantially to performance, as their higher yields and relatively stable spreads resulted in excess returns relative to Treasuries. A modest exposure to BBB-rated corporate bonds detracted somewhat from performance, however, as spreads generally widened.

Western Asset Management Company

January 31, 2006

Annual Report to Shareholders

Expense Example

Limited Duration Bond Portfolio

   As a shareholder of the Fund, you incur ongoing costs, including management fees, distribution and service (12b-1) fees on Primary Class shares; and other Fund expenses. These examples are intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. Each example is based on an investment of $1,000 invested on July 1, 2005, and held through December 31, 2005.

Actual Expenses

   The first line for each class in the table below provides information about actual account values and actual expenses for each class. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During the Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

   The second line for each class in the table below provides information about hypothetical account values and hypothetical expenses based on the relevant class’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the class’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare these 5% hypothetical examples with the 5% hypothetical examples for the relevant class that appear in the shareholder reports of other funds.

	Beginning	Ending	Expenses PaidA
	Account	Account	During the
	Value	Value	Period
	7/1/05	12/31/05	7/1/05 to 12/31/05

Primary Class:
Actual	$1,000.00	$1,008.40	$5.06
Hypothetical (5% return before expenses)	1,000.00	1,020.16	5.09

Institutional Class:
Actual	$1,000.00	$1,010.10	$2.33
Hypothetical (5% return before expenses)	1,000.00	1,022.68	2.35

A	These calculations are based on expenses incurred in the most recent fiscal half-year. The dollar amounts shown as “Expenses Paid” are equal to the annualized expense ratios of 1.00% and 0.46% for the Primary Class and Institutional, Class respectively, multiplied by the average value over the period, multiplied by the number of days in the most recent fiscal half-year (184), and divided by 365.

Annual Report to Shareholders

Performance Information

Limited Duration Bond Portfolio

   The graphs on the following pages compare the Fund’s total returns to those of closely matched broad-based securities market indices. The lines illustrate the cumulative total return of an initial $10,000 investment in Primary Class shares and an initial $1,000,000 investment in Institutional Class shares of the Fund, for the periods indicated. The lines for the Fund represent the total return after deducting all Fund investment management and other administrative expenses and the transaction costs of buying and selling securities. The lines representing each securities market index do not include any transaction costs associated with buying and selling securities in the index or other administrative expenses. Both the Fund’s and the indices’ results assume reinvestment of all dividends and distributions.

   Total return measures investment performance in terms of appreciation or depreciation in a fund’s net asset value per share, plus dividends and any capital gain distributions. It assumes that dividends and distributions were reinvested at the time they were paid. Average annual returns tend to smooth out variations in a fund’s return, so that they differ from actual year-to-year results.
   Prior to August 31, 2004, the Fund was known as the Legg Mason U.S. Government Intermediate-Term Portfolio and followed a policy of investing at least 80% of its assets in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or repurchase agreements secured by such investments, with a dollar-weighted average portfolio maturity between three and ten years. The Fund’s performance prior to such change might have been better or worse had the Fund been managed in accordance with its current objective, policies and strategies.

\

Performance Information — Continued

Annual Report to Shareholders

Growth of a $10,000 Investment — Primary Class

Periods Ended December 31, 2005

	Cumulative	Average Annual
	Total Return	Total Return

One Year	+1.83%	+1.83%
Five Years	+19.67%	+3.66%
Ten Years	+55.94%	+4.54%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please visit www.leggmasonfunds.com. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

A	A total rate of return index based on daily closing prices and consisting of Treasury bills with a maturity of 1-3 years.

B	A total return index consisting of investment grade corporate debt issues as well as U.S. government securities. The debt issues all maintain maturities within a range of 1 to 10 years.

Annual Report to Shareholders

Growth of a $1,000,000 Investment — Institutional Class

Periods Ended December 31, 2005

	Cumulative	Average Annual
	Total Return	Total Return

One Year	+2.29%	+2.29%
Five Years	+22.71%	+4.18%
Ten Years	+64.34%	+5.09%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please call 1-888-425-6432. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

Performance Information — Continued

Annual Report to Shareholders

Portfolio Composition (as of December 31, 2005)C

Standard & Poor’s Debt RatingsD (as a percentage of the portfolio)

Maturity Schedule (as a percentage of the portfolio)

C	The Fund is actively managed. As a result, the composition of its portfolio holdings and sectors is subject to change at any time.
D	Standard & Poor’s Ratings Services provides capital markets with credit ratings for the evaluation and assessment of credit risk.

Annual Report to Shareholders

Portfolio of Investments

Limited Duration Bond Portfolio

December 31, 2005
(Amounts in Thousands)

		Maturity	Par/
	Rate	Date	Shares	Value

Long-Term Securities — 99.0%
Corporate Bonds and Notes — 29.1%
Banking and Finance — 6.8%
Countrywide Financial Corporation	4.541%	5/5/08	$20	$20	A
Countrywide Financial Corporation	4.767%	12/19/08	690	690	A
Ford Motor Credit Company	5.349%	9/28/07	1,020	943	A
Ford Motor Credit Company	6.625%	6/16/08	4,810	4,363
General Motors Acceptance Corporation	5.100%	7/16/07	110	103	A
General Motors Acceptance Corporation	5.654%	9/23/08	4,000	3,617	A
HSBC Finance Corporation	4.560%	5/10/10	690	690	A
iStar Financial Inc.	4.830%	3/3/08	1,160	1,159	A
John Deere Capital Corporation	3.900%	1/15/08	1,000	980
Nissan Motor Acceptance Corporation	4.625%	3/8/10	660	645	B
Residential Capital Corporation	5.896%	6/29/07	1,680	1,684	A
SLM Corporation	4.340%	7/27/09	1,140	1,139	A
U.S. Bank National Association	4.400%	8/15/08	240	238

				16,271

Cable — 0.5%
Comcast Cable Communications, Inc.	8.375%	5/1/07	230	240
Cox Communications, Inc.	5.039%	12/14/07	1,050	1,058	A

				1,298

Chemicals — 0.5%
The Dow Chemical Company	5.000%	11/15/07	310	310
The Dow Chemical Company	5.750%	12/15/08	560	574
The Dow Chemical Company	5.970%	1/15/09	330	341

				1,225

Portfolio of Investments — Continued

Limited Duration Bond Portfolio — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Chemicals — Continued
Computer Services and Systems — 0.5%
Electronic Data Systems Corporation	7.125%	10/15/09	$1,000	$1,063

Diversified Financial Services — 1.4%
Capital One Financial Corporation	4.738%	5/17/07	690	688
CIT Group Inc.	4.590%	5/23/08	690	692	A
General Electric Capital Corporation	4.591%	6/15/09	1,470	1,472	A
ZFS Finance USA Trust III	5.651%	12/15/65	500	501	A,B

				3,353

Electric — 1.0%
Appalachian Power Company	3.600%	5/15/08	1,700	1,647
Niagara Mohawk Power Corporation	7.750%	10/1/08	460	491
Ohio Edison Company	4.000%	5/1/08	310	303

				2,441

Energy — 2.5%
Alabama Power Company	4.580%	8/25/09	1,000	1,002	A
CenterPoint Energy, Inc.	5.875%	6/1/08	440	446
Duke Energy Corporation	3.750%	3/5/08	1,500	1,465
Pacific Gas and Electric Company	3.600%	3/1/09	1,000	959
Sempra Energy	4.840%	5/21/08	2,000	2,004	A

				5,876

Environmental Services — 0.8%
Waste Management, Inc.	6.500%	11/15/08	570	591
Waste Management, Inc.	7.375%	8/1/10	1,090	1,186

				1,777

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Food, Beverage and Tobacco — 1.4%
Altria Group, Inc.	5.625%	11/4/08	$3,000	$3,041
Sara Lee Corporation	6.250%	9/15/11	230	237

				3,278

Investment Banking/Brokerage — 1.2%
Lehman Brothers Holdings Inc.	4.560%	11/10/09	1,120	1,125	A
Morgan Stanley	4.430%	1/15/10	630	631	A
The Bear Stearns Companies Inc.	4.730%	9/9/09	1,000	1,004	A

				2,760

Manufacturing (Diversified) — 1.3%
Tyco International Group SA	4.436%	6/15/07	3,000	2,963	B

Media — 2.4%
Clear Channel Communications, Inc.	6.625%	6/15/08	140	143
Clear Channel Communications, Inc.	4.250%	5/15/09	550	529
Clear Channel Communications, Inc.	7.650%	9/15/10	610	653
Liberty Media Corporation	7.875%	7/15/09	1,330	1,401
News America Incorporated	6.625%	1/9/08	2,000	2,063
Viacom Inc.	5.625%	5/1/07	1,000	1,005

				5,794

Oil and Gas — 3.6%
Amerada Hess Corporation	6.650%	8/15/11	1,710	1,837
Anadarko Petroleum Corporation	3.250%	5/1/08	1,440	1,387
Occidental Petroleum Corporation	7.375%	11/15/08	1,140	1,218

Portfolio of Investments — Continued

Limited Duration Bond Portfolio — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Oil and Gas — Continued
Ocean Energy Inc.	4.375%	10/1/07	$580	$573
Pemex Project Funding Master Trust	8.500%	2/15/08	3,300	3,515

				8,530

Paper and Forest Products — 0.6%
International Paper Company	3.800%	4/1/08	1,150	1,115
Weyerhaeuser Company	6.125%	3/15/07	395	401

				1,516

Photo Equipment and Supplies — N.M.
Eastman Kodak Company	7.250%	11/15/13	110	105

Special Purpose — 2.8%
American Honda Finance Corporation	4.412%	5/12/08	900	900	A,B
BAE Systems Holdings Inc.	4.740%	8/15/08	680	680	A,B
DaimlerChrysler NA Holding Corporation	4.960%	9/10/07	3,060	3,067	A
DaimlerChrysler NA Holding Corporation	4.780%	10/31/08	320	320	A
International Lease Finance Corporation	5.000%	4/15/10	650	647
National Rural Utilities Cooperative Finance Corporation	5.750%	12/1/08	330	337
Sprint Capital Corporation	6.125%	11/15/08	470	483
Verizon Global Funding Corp.	7.250%	12/1/10	240	260

				6,694

Telecommunications — 0.2%
AT&T Inc.	5.300%	11/15/10	540	542

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Corporate Bonds and Notes — Continued
Telecommunications (Cellular/Wireless) — 1.6%
ALLTEL Corporation	4.656%	5/17/07	$2,310	$2,299
Motorola, Inc.	4.608%	11/16/07	1,500	1,491

				3,790

Total Corporate Bonds and Notes (Identified Cost — $70,524)				69,276

Asset-Backed Securities — 15.8%
Fixed Rate Securities — 4.3%
AmeriCredit Automobile Receivables Trust 2003-BX	2.720%	1/6/10	2,649	2,609
MBNA Practice Solutions Owners Trust 2005-2	4.100%	5/15/09	2,700	2,653	B
Prestige Auto Receivables Trust 2005-1A	4.370%	6/15/12	1,300	1,285	B
Structured Asset Securities Corporation 2003-AL1	3.356%	4/25/31	784	712	B
UPFC Auto Receivables Trust 2004-A	3.270%	9/15/10	3,000	2,946

				10,205

Indexed SecuritiesA — 11.5%
Asset Backed Funding Certificates 2002-WF2	5.129%	5/25/32	221	223
Bear Stearns Asset Backed Securities, Inc. 2004-1	4.899%	6/25/34	3,000	3,019
CHEC Loan Trust 2004-2	4.709%	2/25/31	3,500	3,505
Citibank Credit Card Issuance Trust 2002-B1	4.849%	6/25/09	1,675	1,680
Countrywide Home Equity Loan Trust 2002-G	4.739%	12/15/28	1,814	1,822
Countrywide Home Equity Loan Trust 2004-J	4.659%	12/15/33	2,419	2,423
Countrywide Home Equity Loan Trust 2004-O	4.649%	2/15/34	1,368	1,370

Portfolio of Investments — Continued

Limited Duration Bond Portfolio — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Asset-Backed Securities — Continued
Indexed SecuritiesA — Continued
Fremont Home Loan Trust 2004-C	4.649%	1/25/32	$1,103	$1,104
GSAA Home Equity Trust 2004-9	4.759%	9/25/34	1,351	1,352
Magnetite CBO II, Ltd.	4.820%	8/25/12	169	169	B,C
RAAC Series 2005-RP1	4.719%	7/25/37	1,644	1,644	B
Rental Car Finance Corp. 2003-1A	4.779%	5/25/08	3,000	3,010	B
Rental Car Finance Corp. 2004-1A	4.579%	6/25/09	3,000	3,005	B
Superior Wholesale Inventory Financing Trust 2004-A10	4.469%	9/15/11	3,000	3,001

				27,327

Total Asset-Backed Securities (Identified Cost — $37,687)				37,532

Mortgage-Backed Securities — 19.5%
Fixed Rate Securities — 3.2%
Blackrock Capital Finance L.P. 1997-R3	7.220%	11/25/28	236	236	B
Prime Mortgage Trust 2005-2	7.596%	10/25/32	1,904	1,962
Residential Asset Mortgage Products, Inc. 2005-SL1 A7	8.000%	5/25/32	1,987	2,063
Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2004-RA1	7.000%	3/25/34	3,406	3,468

				7,729

Indexed SecuritiesA — 11.4%
Banc of America Mortgage Securities 2005-F	5.027%	7/25/35	2,446	2,422
Bear Stearns Arm Trust 2004-10	4.604%	1/25/35	1,049	1,039

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Mortgage-Backed Securities — Continued
Indexed SecuritiesA — Continued
Harborview Mortgage Loan Trust 2004-8	4.770%	11/19/34	$1,636	$1,638
HomeBanc Mortgage Trust 2004-2	4.749%	12/25/34	2,193	2,196
HomeBanc Mortgage Trust 2005-1	4.629%	3/25/35	2,513	2,490
Impac CMB Trust 2004-2	4.639%	4/25/34	1,176	1,178
Impac CMB Trust 2004-6	4.769%	10/25/34	1,097	1,099
Impac Secured Assets Corp. 2004-3	4.579%	11/25/34	880	880
Provident Funding Mortgage Loan Trust 2005-1 1A1	4.180%	5/25/35	2,362	2,326
Sequoia Mortgage Trust 2003-2 A2	4.700%	6/20/33	1,209	1,206
Sequoia Mortgage Trust 2003-7 A1	4.690%	1/20/34	1,208	1,209
Thornburg Mortgage Securities Trust 2004-2	4.529%	6/25/44	773	773
Thornburg Mortgage Securities Trust 2005-4	4.570%	12/25/35	2,400	2,400
Thornburg Mortgage Securities Trust 2005-4	4.580%	12/25/35	2,400	2,400
WaMu Mortgage Pass-Through Certificates, Series 2004-AR8	4.670%	6/25/44	1,857	1,858
WaMu Mortgage Pass-Through Certificates, Series 2003-AR10	4.066%	10/25/33	2,100	2,041

				27,155

Variable Rate SecuritiesD — 4.9%
Banc of America Funding Corporation 2004-B	4.213%	12/20/34	1,638	1,631
Countrywide Alternative Loan Trust 2004-33, 1A1	5.050%	12/25/34	1,051	1,050

Portfolio of Investments — Continued

Limited Duration Bond Portfolio — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

Mortgage-Backed Securities — Continued
Variable Rate SecuritiesD — Continued
Countrywide Alternative Loan Trust 2004-33, 2A1	4.953%	12/25/34	$553	$551
J.P. Morgan Mortgage Trust 2003-A1	4.363%	10/25/33	2,482	2,414
MASTR Adjustable Rate Mortgages Trust 2004-13	3.787%	11/21/34	3,000	2,882
MLCC Mortgage Investors, Inc. 2005-1 2A2	4.969%	4/25/35	3,048	3,019

				11,547

Total Mortgage-Backed Securities (Identified Cost — $46,856)				46,431

U.S. Government and Agency Obligations — 5.4%
Fixed Rate Securities — 2.1%
Freddie Mac	3.800%	12/27/06	5,000	4,954
United States Treasury Notes	3.500%	2/15/10	5	5

				4,959

Treasury Inflation-Protected SecuritiesE — 3.3%
United States Treasury Inflation-Protected Security	0.875%	4/15/10	2,303	2,189
United States Treasury Inflation-Protected Security	3.000%	7/15/12	3,323	3,514
United States Treasury Inflation-Protected Security	2.375%	1/15/25	2,113	2,221

				7,924

Total U.S. Government and Agency Obligations (Identified Cost — $13,101)				12,883

U.S. Government Agency Mortgage-Backed Securities — 23.5%
Fixed Rate Securities — 12.7%
Fannie Mae	8.500%	6/1/10 to 8/1/11	45	46
Fannie Mae	7.000%	1/1/13 to 1/1/33	5,447	5,687
Fannie Mae	6.500%	7/1/13 to 10/1/32	2,264	2,325
Fannie Mae	9.500%	7/1/14	60	65
Fannie Mae	11.000%	12/1/15	65	69

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

U.S. Government Agency Mortgage-Backed Securities — Continued
Fixed Rate Securities — Continued
Fannie Mae	12.500%	1/1/18 to 4/1/18	$45	$50
Fannie Mae	9.000%	11/1/21	155	166
Fannie Mae	6.000%	11/1/27	0.2	0.2
Fannie Mae	5.000%	12/1/35	18,400	17,825	F
Freddie Mac	8.250%	2/1/08	14	14
Freddie Mac	8.500%	12/1/08 to 6/1/21	54	55
Freddie Mac	9.750%	11/1/09 to 11/1/14	31	32
Freddie Mac	9.000%	1/1/17 to 1/1/21	177	187
Freddie Mac	7.000%	1/25/21 to 4/1/32	2,390	2,486
Freddie Mac	8.000%	2/1/31	467	498
Freddie Mac	5.000%	12/1/35	200	194	F
Government National Mortgage Association	9.000%	6/15/06 to 9/15/22	107	109
Government National Mortgage Association	6.000%	5/15/14 to 11/15/28	275	281

				30,089

Indexed SecuritiesA — 10.6%
Fannie Mae	4.327%	11/1/34	1,333	1,311
Fannie Mae	4.211%	12/1/34	1,524	1,494
Fannie Mae	4.329%	1/1/35	1,268	1,239
Fannie Mae	4.875%	1/1/35	2,429	2,428
Fannie Mae	4.817%	2/1/35	5,461	5,463
Fannie Mae	4.548%	3/1/35	2,866	2,831
Fannie Mae	4.972%	3/1/35	5,596	5,582
Freddie Mac	4.350%	12/1/34	591	581
Freddie Mac	4.474%	12/1/34	2,914	2,871
Freddie Mac	4.079%	1/1/35	552	538
Freddie Mac	4.097%	1/1/35	997	972

				25,310

Portfolio of Investments — Continued

Limited Duration Bond Portfolio — Continued

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares	Value

U.S. Government Agency Mortgage-Backed Securities — Continued
Indexed Securities — Continued
Stripped Securities — 0.2%
Government National Mortgage Association	4.125%	6/16/26	$2,399	$202	G1
Government National Mortgage Association	4.175%	8/16/26	1,945	209	G1

				411

Total U.S. Government Agency Mortgage-Backed Securities (Identified Cost — $57,385)				55,810

Yankee BondsC — 3.6%
Banks — 0.4%
The Korea Development Bank	4.750%	7/20/09	1,000	991

Energy — 0.4%
SP PowerAssets Limited Global	3.800%	10/22/08	1,000	971	B

Foreign Governments — 0.8%
Russian Federation	3.000%	5/14/08	1,940	1,840

Special Purpose — 0.1%
ChevronTexaco Capital Company	3.500%	9/17/07	120	118
Deutsche Telekom International Finance BV	3.875%	7/22/08	80	78

				196

Telecommunications — 1.6%
British Telecommunications plc	8.375%	12/15/10	1,520	1,730
Koninklijke (Royal) KPN NV	8.000%	10/1/10	900	988
Telecom Italia Capital	4.730%	2/1/11	1,040	1,045	A

				3,763

Annual Report to Shareholders

		Maturity	Par/
	Rate	Date	Shares		Value

Yankee BondsC — Continued
Telecommunications — Continued
Telecommunications (Cellular/Wireless) — 0.3%
Vodafone Group Plc	3.950%	1/30/08	$730		$717

Total Yankee Bonds (Identified Cost — $8,594)					8,478

Municipal Bonds — 0.1%
Liberty New York Development Corporation Revenue	5.250%	10/1/35	200		225

Total Municipal Bonds (Identified Cost — $221)					225

Preferred Stocks — 2.0%
Fannie Mae	7.000%		77	shs	4,221	A
Home Ownership Funding Corporation	13.331%		5		138	B,H
Home Ownership Funding Corporation II	13.338%		14		388	B,H

Total Preferred Stocks (Identified Cost — $5,837)					4,747

Total Long-Term Securities (Identified Cost — $240,205)					235,382

Short-Term Securities — 8.0%
U.S. Government and Agency Obligations — 7.0%
Fannie Mae	0.000%	3/1/06	$5,000		4,965	I
Fannie Mae	0.000%	5/15/06	220		216	I,J
Freddie Mac	0.000%	3/7/06	5,500		5,458	I
Freddie Mac	0.000%	3/28/06	6,000		5,938	I

					16,577
Repurchase Agreements — 1.0%
Lehman Brothers, Inc. 4.15%, dated 12/30/05, to be repurchased at $1,220 on 1/3/06 (Collateral: $1,205 Federal Home Loan Bank bonds, 5.25%, due 12/11/20, value $1,243)			1,219		1,219

Portfolio of Investments — Continued

Limited Duration Bond Portfolio — Continued

Annual Report to Shareholders

	Par/
	Shares	Value

Short-Term Securities — Continued

Repurchase Agreements — Continued
Merrill Lynch Government Securities, Inc. 4.24%, dated 12/30/05, to be repurchased at $1,220 on 1/3/06 (Collateral: $1,240 Federal Home Loan Bank notes, 4.75%, due 9/14/09, value $1,248)	$1,220	$1,220

		2,439

Total Short-Term Securities (Identified Cost — $19,016)		19,016

Total Investments — 107.0% (Identified Cost — $259,221)		254,398
Other Assets Less Liabilities — (7.0)%		(16,688)

Net Assets — 100.0%		$237,710

Annual Report to Shareholders

		Actual	Appreciation/
	Expiration	Contracts	(Depreciation)

Futures Contracts PurchasedK
Eurodollar Futures	June 2006	117	$1
U.S. Treasury Note Futures	March 2006	102	(4)

			$(3)

Futures Contracts WrittenK
Eurodollar Futures	March 2006	208	$337
U.S. Treasury Note Futures	March 2006	41	(28)
U.S. Treasury Note Futures	March 2006	22	(9)

			$300

A	Indexed Security — The rates of interest earned on these securities are tied to the London Interbank Offered Rate (“LIBOR”) or the ten year Treasury Bill Constant Maturity Rate. The coupon rates are the rates as of December 31, 2005.

B	Rule 144a Security — A security purchased pursuant to Rule 144a under the Securities Act of 1933 which may not be resold subject to that rule except to qualified institutional buyers. These securities, which the Fund’s investment adviser has determined to be liquid, represent 8.4% of net assets.

C	Yankee Bond — A dollar-denominated bond issued in the U.S. by foreign entities.

D	The coupon rates shown on variable rate securities are the rates at December 31, 2005. These rates vary with the weighted average coupon of the underlying loans.

E	Treasury Inflation-Protected Security — Treasury security whose principal value is adjusted daily in accordance with changes to the Consumer Price Index for all urban consumers. Interest is calculated on the basis of the current adjusted principal value.

F	When Issued security — Securities purchased on a delayed delivery basis. Final settlement amount and maturity date have not yet been announced.

G	Securities with interest-only or principal-only payment streams, denoted by a 1 or 2, respectively. For interest-only securities, the amount shown as principal is the notional balance used to calculate the amount of interest due.

H	Stepped coupon security — A security with a predetermined schedule of interest or dividend rate charges.

I	Zero coupon bond — A bond with no periodic interest payments which is sold at such a discount as to produce a current yield to maturity. The amount shown as principal is the notional balance used to calculate the amount of interest due.

J	Collateral to cover futures and options contracts.

K	Futures are described in more detail in the notes to financial statements.

See notes to financial statements.

Annual Report to Shareholders

Statement of Assets and Liabilities

Limited Duration Bond Portfolio

December 31, 2005
(Amounts in Thousands)

Assets:
Investment securities at market value (Identified Cost – $240,205)		$235,382
Short-term securities at value (Identified Cost – $19,016)		19,016
Cash		24
Receivable for fund shares sold		246
Receivable for futures variation margin		2
Interest and dividends receivable		1,456
Other assets		11

Total assets		256,137

Liabilities:
Payable for securities purchases	$17,810
Payable for fund shares repurchased	349
Income distribution payable	44
Accrued management fee	58
Accrued distribution and service fees	94
Accrued expenses	72

Total liabilities		18,427

Net Assets		$237,710

Net assets consist of:

Accumulated paid-in capital applicable to:
21,522 Primary Class shares outstanding		$233,909
1,785 Institutional Class shares outstanding		18,402
Overdistributed net investment income		(97)
Accumulated net realized loss on investments, options, and futures		(9,979)
Unrealized appreciation/(depreciation) of investments, options and futures		(4,525)

Net Assets		$237,710

Net Asset Value Per Share:
Primary Class		$10.20

Institutional Class		$10.20

See notes to financial statements.

Annual Report to Shareholders

Statement of Operations

Limited Duration Bond Portfolio

For the Year Ended December 31, 2005
(Amounts in Thousands)

Investment Income:

Interest	$10,798
Dividends	516

Total income			$11,314

Expenses:

Management fees	1,208
Distribution and service fees	1,271
Audit and legal fees	75
Custodian fees	108
Directors’ fees and expenses	31
Registration fees	42
Reports to shareholders	47

Transfer agent and shareholder servicing expense:
Primary Class	187
Institutional Class	3
Other expenses	50

	3,022
Less: Fees waived	(410)
Compensating balance credits	(5	)A

Total expenses, net of waivers and compensating balance credits			2,607

Net Investment Income			8,707

Net Realized and Unrealized Gain/(Loss) on Investments:

Realized loss on:
Investments	(1,005)
Futures	(269)

			(1,274)
Change in unrealized depreciation of investments, and futures			(2,592)

Net Realized and Unrealized Loss on Investments			(3,866)

Change in Net Assets Resulting From Operations			$4,841

A	See note 1, Compensating Balance Credits, in the notes to financial statements.

See notes to financial statements.

Annual Report to Shareholders

Statement of Changes in Net Assets

Limited Duration Bond Portfolio

(Amounts in Thousands)

	For the Years Ended

	12/31/05	12/31/04

Change in Net Assets:
Net investment income	$8,707	$8,628

Net realized gain/(loss) on investments, options and futures	(1,274)	(4,077)

Change in unrealized appreciation/(depreciation) of investments, options and futures	(2,592)	1,121

Change in net assets resulting from operations	4,841	5,672

Distributions to shareholders from:

Net investment income:
Primary Class	(8,515)	(10,465)
Institutional Class	(574)	(348)

Net realized gain on investments:
Primary Class	—	(186)
Institutional Class	—	(7)

Change in net assets from Fund share transactions:
Primary Class	(51,090)	(47,055)
Institutional Class	8,896	1,957

Change in net assets	(46,442)	(50,432)

Net Assets:

Beginning of year	284,152	334,584

End of year	$237,710	$284,152

Overdistributed net investment income	$(97)	$(106)

See notes to financial statements.

Annual Report to Shareholders

Financial Highlights

Limited Duration Bond Portfolio

   Contained below is per share operating performance data for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data. This information has been derived from information provided in the financial statements.

Primary Class:

	Years Ended December 31,

	2005		2004		2003		2002		2001

Net asset value, beginning of year	$10.36		$10.54		$10.70		$10.32		$10.26

Investment operations:
Net investment income	.33	A	.29	A	.26	A	.41	A	.53	A
Net realized and unrealized gain/(loss) on investments, options and futures	(.14)		(.09)		(.14)		.38		.06

Total from investment operations	.19		.20		.12		.79		.59

Distributions:
From net investment income	(.35)		(.37)		(.28)		(.41)		(.53)
From net realized gain on investments	—		(.01)		—		—		—

Total distributions	(.35)		(.38)		(.28)		(.41)		(.53)

Net asset value, end of year	$10.20		$10.36		$10.54		$10.70		$10.32

Ratios/supplemental data:
Total return	1.83%		1.89%		1.11%		7.79%		5.83%
Total expenses to average net assetsB	1.00	% A	1.00	% A	1.00	% A	1.00	% A	1.00	% A
Net expenses to average net assetsC	1.00	% A	1.00	% A	1.00	% A	1.00	% A	1.00	% A
Net investment income to average net assets	3.21	% A	2.81	% A	2.48	% A	3.85	% A	5.08	% A
Portfolio turnover rate	81.6%		238.0%		487.3%		204.1%		535.2%

Net assets, end of year (in thousands)	$219,497		$274,606		$326,844		$379,793		$300,597

A	Net of fees waived by LMFA for expenses in excess of a voluntary expense limitation of 1.00% until April 30, 2006. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended December 31, 2005, 1.15%; 2004, 1.21%; 2003, 1.21%; 2002, 1.19%; and 2001, 1.17%.

B	This ratio reflects total expenses before compensating balance credits, but net of the voluntary expense waivers described above.

C	This ratio reflects expenses net of compensating balance credits and voluntary expense waivers described above.

See notes to financial statements.

Annual Report to Shareholders

Institutional Class:

	Years Ended December 31,

	2005		2004		2003		2002		2001

Net asset value, beginning of year	$10.37		$10.55		$10.70		$10.32		$10.27

Investment operations:
Net investment income	.40	D	.35	D	.32	D	.46	D	.58	D
Net realized and unrealized gain/(loss) on investments, options and futures	(.17)		(.10)		(.14)		.38		.05

Total from investment operations	.23		.25		.18		.84		.63

Distributions:
From net investment income	(.40)		(.42)		(.33)		(.46)		(.58)
From net realized gain on investments	—		(.01)		—		—		—

Total distributions	(.40)		(.43)		(.33)		(.46)		(.58)

Net asset value, end of year	$10.20		$10.37		$10.55		$10.70		$10.32

Ratios/supplemental data:
Total return	2.29%		2.41%		1.71%		8.35%		6.30%
Total expenses to average net assetsB	.46	% D	.48	% D	.46	% D	.47	% D	.46	% D
Net expenses to average net assetsC	.46	% D	.48	% D	.46	% D	.47	% D	.46	% D
Net investment income to average net assets	3.85	% D	3.22	% D	3.03	% D	4.38	% D	5.63	% D
Portfolio turnover rate	81.6%		238.0%		487.3%		204.1%		535.2%

Net assets, end of year (in thousands)	$18,213		$9,546		$7,740		$9,485		$7,221

D	Net of fees waived by LMFA for expenses in excess of a voluntary expense limitation of 0.50% until April 30, 2006. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended December 31, 2005, 0.62%; 2004, 0.70%; 2003, 0.68%; 2002, 0.66%; and 2001, 0.63%.

See notes to financial statements.

Annual Report to Shareholders

Expense Example

U.S. Government Money Market Portfolio

   As a shareholder of the Fund, you incur ongoing costs, including management fees, distribution and service (12b-1) fees, and other Fund expenses. These examples are intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. Each example is based on an investment of $1,000 invested on July 1, 2005, and held through December 31, 2005.

Actual Expenses

   The first line in the table below provides information about actual account values and actual expenses for the Fund. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During the Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

   The second line in the table below provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare these 5% hypothetical examples with the 5% hypothetical examples that appear in the shareholder reports of other funds.

	Beginning	Ending	Expenses PaidA
	Account	Account	During the
	Value	Value	Period
	7/1/05	12/31/05	7/1/05 to 12/31/05

Actual	$1,000.00	$1,014.80	$3.66
Hypothetical (5% return before expenses)	1,000.00	$1,021.58	$3.67

A	These calculations are based on expenses incurred in the most recent fiscal half-year. The dollar amounts shown as “Expenses Paid” are equal to the annualized expense ratio of 0.72% multiplied by the average value over the period, multiplied by the number of days in the most recent fiscal half-year (184), and divided by 365.

Expense Example — Continued

U.S. Government Money Market Portfolio

Annual Report to Shareholders

Portfolio Composition (as of December 31, 2005)B

Maturity Schedule (as a percentage of the portfolio)

B	The Fund is actively managed. As a result, the composition of its portfolio holdings and sectors is subject to change at any time.

Annual Report to Shareholders

Statement of Net Assets

U.S. Government Money Market Portfolio

December 31, 2005
(Amounts in Thousands)

		Maturity
	Rate	Date	Par	Value

U.S. Government and Agency Obligations — 41.4%

Fannie Mae	2.25% to 5.50%	1/04/06 to 8/18/06	$49,195	$49,135
Federal Home Loan Bank	1.00% to 4.20%	3/28/06 to 11/9/06	26,500	26,497	A
Federal Home Loan Bank	3.70% to 4.50%	7/13/06 to 12/21/06	15,000	14,999	B
Federal Home Loan Bank	2.00% to 4.00%	1/18/06 to 12/1/06	51,800	51,645
Freddie Mac	1.66% to 5.25%	1/3/06 to 7/15/06	25,790	25,822

Total U.S. Government and Agency Obligations
(Identified Cost — $168,098)				168,098

Repurchase Agreements — 53.9%
Goldman Sachs & Company 4.24%, dated 12/30/05, to be repurchased at $100,803 on 1/3/06 (Collateral: $82,305 Tennessee Valley Authority bonds, 6.75%, due 11/1/25, value $102,778)			100,756	100,756
Lehman Brothers, Inc. 4.15%, dated 12/30/05, to be repurchased at $86,127 on 1/3/06 (Collateral: $24,615 Freddie Mac notes, 4.625%, due 9/15/08, value $24,827; $63,415 Federal Home Loan Bank notes, 2.5% to 4.125%, due 3/30/06 to 5/12/14, value $62,982)			86,087	86,087
Merrill Lynch Government Securities, Inc. 4.24%, dated 12/30/05, to be repurchased at $32,332 on 1/3/06 (Collateral: $32,885 Freddie Mac notes, 4.75%, due 10/17/08, value $32,967)			32,317	32,317

Total Repurchase Agreements (Identified Cost — $219,160)				219,160

Total Investments — 95.3% (Identified Cost — $387,258)				387,258	C
Other Assets Less Liabilities — 4.7%				19,150

Net Assets Applicable to 406,409 Shares Outstanding — 100.0%				$406,408

Net Asset Value Per Share				$1.00

A	Indexed Security — The rates of interest earned on these securities are tied to the London Interbank Offered Rate (“LIBOR”). The coupon rates are the rates as of December 31, 2005.

B	Stepped coupon security — A security with a predetermined schedule of interest or dividend rate changes.

C	Also represents cost for income tax purposes.

See notes to financial statements.

Annual Report to Shareholders

Statement of Operations

U.S. Government Money Market Portfolio

For the Year Ended December 31, 2005
(Amounts in Thousands)

Investment Income:
Interest		$12,345

Expenses:
Management fees	1,976
Distribution and service fees	395
Audit and legal fees	57
Custodian fees	78
Directors’ fees and expenses	33
Registration fees	60
Reports to shareholders	32
Transfer agent and shareholder servicing expense	197
Other expenses	29

	2,857
Less: Compensating balance credits	(13)

Total expenses, net of compensating balance credits		2,844

Net Investment Income		9,501

Net Realized Gain/(Loss) on Investments:
Realized gain/(loss) on investments		1

Change in Net Assets Resulting From Operations		$9,502

See notes to financial statements.

Annual Report to Shareholders

Statement of Changes in Net Assets

U.S. Government Money Market Portfolio

(Amounts in Thousands)

	For the Years Ended

	12/31/05	12/31/04

Change in Net Assets:
Net investment income	$9,501	$2,864
Net realized gain/(loss) on investments	1	(1)

Change in net assets resulting from operations	9,502	2,863
Distributions to shareholders from net investment income	(9,501)	(2,864)
Change in net assets from Fund share transactions	13,724	(51,197)

Change in net assets	13,725	(51,198)

Net Assets:
Beginning of year	392,683	443,881

End of year	$406,408	$392,683

See notes to financial statements.

Annual Report to Shareholders

Financial Highlights

U.S. Government Money Market Portfolio

   Contained below is per share operating performance data for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data. This information has been derived from information provided in the financial statements.

	Years Ended December 31,

	2005	2004	2003		2002		2001

Net asset value, beginning of year	$1.00	$1.00	$1.00		$1.00		$1.00

Investment operations:
Net investment income	.02	.01	.0049	A	.01	A	.04	A

Total from investment operations	.02	.01	.0049		.01		.04

Distributions:
From net investment income	(.02)	(.01)	(.0049)		(.01)		(.04)

Total distributions	(.02)	(.01)	(.0049)		(.01)		(.04)

Net asset value, end of year	$1.00	$1.00	$1.00		$1.00		$1.00

Ratios/supplemental data:
Total return	2.42%	.67%	.51%		1.13%		3.57%
Total expenses to average net assetsB	.72%	.71%	.71	%A	.72	%A	.71	%A
Net expenses to average net assetsC	.72%	.71%	.71	%A	.72	%A	.72	%A
Net investment income to average net assets	2.40%	.65%	.49%		1.11%		3.46%
Net assets, end of year (in thousands)	$406,408	$392,683	$443,881		$541,873		$501,070

A	Net of 12b-1 service fees waived by Legg Mason Wood Walker, Inc. of 0.10% of average daily net assets. If no fees had been waived by Legg Mason, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended December 31, 2003: 0.81%; 2002, 0.82% and 2001, 0.81%.

B	This ratio reflects total expenses before compensating balance credits, but net of the voluntary expense waivers described above.

C	This ratio reflects expenses net of compensating balance credits and voluntary expense waivers described above.

See notes to financial statements.

Annual Report to Shareholders

Notes to Financial Statements

Legg Mason Income Trust, Inc.

(Amounts in Thousands)

1. Organization and Significant Accounting Policies:

   The Legg Mason Income Trust, Inc. (“Corporation”), consisting of the Core Bond Fund (“Core Bond”), the High Yield Portfolio (“High Yield”), the Investment Grade Income Portfolio (“Investment Grade”), the Limited Duration Bond Portfolio, (“Limited Duration”), and the U.S. Government Money Market Portfolio (“Government Money Market”) (each a “Fund”), is registered under the Investment Company Act of 1940 (“1940 Act”), as amended, as an open-end, diversified investment company.
   The High Yield, Investment Grade and Limited Duration Portfolios consist of two classes of shares: Primary Class and Institutional Class. The income and expenses of each of these Funds are allocated proportionately to the two classes of shares based on daily net assets, except for Rule 12b-1 distribution fees, which are charged only on Primary Class shares, and transfer agent and shareholder servicing expenses, which are determined separately for each class.
   Preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates. The following is a summary of significant accounting policies followed by the Funds in the preparation of their financial statements:

Security Valuation

   Securities owned by Core Bond, High Yield, Investment Grade and Limited Duration for which market quotations are readily available are valued at current market value. Securities for which market quotations are not readily available are fair valued pursuant to procedures approved by and under the general oversight of the Board of Directors. In determining fair value, all relevant qualitative and quantitative factors available are considered. These factors are subject to change over time and are reviewed periodically. The values assigned to fair value investments are based on available information and do not necessarily represent amounts that might ultimately be realized, since such amounts depend on future developments inherent in long-term investments. Further, because of the inherent uncertainty of valuation, those estimated values may differ significantly from quoted or published values or from the values that would have been used had a ready market of the investments existed, and the differences could be material.
   In accordance with Rule 2a-7, the investments of Government Money Market are valued on the basis of amortized cost, so long as the Fund’s Board of Directors determines that this method constitutes fair value. Under this method, securities are valued at cost when purchased and, thereafter, a constant proportionate accretion or amortization of any discount or premium is recorded until maturity of the security.

Notes to Financial Statements — Continued

Legg Mason Income Trust, Inc. — Continued

Annual Report to Shareholders

   With respect to High Yield, where a security is traded on more than one market, which may include foreign markets, the securities are generally valued on the market considered by the Fund’s adviser to be the primary market. The Fund will value its foreign securities in U.S. dollars on the basis of the then-prevailing exchange rates.

Foreign Currency Translation

   Assets and liabilities initially expressed in non-U.S. currencies are translated into U.S. dollars using currency exchange rates determined prior to the close of trading on the Exchange, usually at 2:00 p.m. Eastern time. Purchases and sales of securities and income and expenses are translated into U.S. dollars at the prevailing market rates on the dates of such transactions. The effects of changes in non-U.S. currency exchange rates on investment securities and other assets and liabilities are included with the net realized and unrealized gain or loss on investment securities.

Security Transactions

   Security transactions are recorded on the next business day after trade date. Realized gains and losses from security transactions are reported on an identified cost basis for both financial reporting and federal income tax purposes.
   For the year ended December 31, 2005, investment transactions (excluding short-term investments) were as follows:

	Purchases		Proceeds From Sales

	U.S. Gov’t.		U.S. Gov’t.
	Securities	Other	Securities	Other

Core Bond	$363,255	$37,428	$345,954	$11,389
High Yield	—	252,998	—	288,338
Investment Grade	62,358	142,463	56,964	156,653
Limited Duration	113,440	99,462	123,265	117,891

Annual Report to Shareholders

Repurchase Agreements

   The Funds may engage in repurchase agreement transactions. Under the terms of a typical repurchase agreement, a fund takes possession of an underlying debt obligation subject to an obligation of the seller to repurchase, and a fund to resell, the obligation at an agreed-upon price and time, thereby determining the yield during a fund’s holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the fund’s holding period. The value of the collateral is at all times at least equal to the total amount of the repurchase obligation, including interest. In the event of counterparty default, a fund has the right to use the collateral to satisfy the terms of the repurchase agreement. However, there could be potential loss to the fund in the event the fund is delayed or prevented from exercising its right to dispose of the collateral securities, including the risk of a possible decline in the value of the collateral securities during the period in which the fund seeks to assert its rights. The Funds’ investment adviser reviews the value of the collateral and the creditworthiness of those banks and dealers with which the Funds enter into repurchase agreements to evaluate potential risks.

Investment Income and Distributions to Shareholders

   Interest income and expenses are recorded on the accrual basis. Bond premiums and discounts are amortized for financial reporting and federal income tax purposes. Dividend income and distributions to shareholders are allocated at the class level and are recorded on the ex-dividend date. Dividends from net investment income are declared daily and paid monthly for each Fund except High Yield, which declares and pays dividends monthly. Net capital gain distributions, which are calculated at the Fund level, are declared and paid after the end of the tax year in which the gain is realized. An additional distribution may be made in December, to the extent necessary in order to comply with federal excise tax regulations. Distributions are determined in accordance with federal income tax regulations, which may differ from those determined in accordance with accounting principles generally accepted in the United States of America; accordingly, periodic reclassifications are made within the Funds’ capital accounts to reflect income and gains available for distribution under federal income tax regulations.

Compensating Balance Credits

   The Funds have an arrangement with their custodian bank, whereby a portion of the custodian’s fee is paid indirectly by credits earned on each Fund’s cash on deposit with the bank. This deposit arrangement is an alternative to purchasing overnight investments.

Notes to Financial Statements — Continued

Legg Mason Income Trust, Inc. — Continued

Annual Report to Shareholders

Other

   In the normal course of business, the Funds enter into contracts that provide general indemnifications. The Funds’ maximum exposure under these arrangements is dependent upon claims that may be made against the Funds in the future and, therefore, cannot be estimated; however, based on experience, the risk of material loss from such claims is considered remote.

2. Federal Income Taxes:

   No provision for federal income or excise taxes is required since each Fund intends to continue to qualify as a regulated investment company and distribute substantially all of its taxable income and capital gain to its shareholders. Because federal income tax regulations differ from accounting principles generally accepted in the United States of America, income and capital gain distributions determined in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes. Accordingly, the character of distributions and composition of net assets for tax purposes differ from those reflected in the accompanying financial statements.

   Distribution during the years ended December 31, 2005 and 2004, were characterized as follows for tax purposes:

	Core Bond		High Yield		Investment Grade

	2005	2004	2005	2004	2005	2004

Ordinary income	$2,410	$1,183	$14,058	$14,760	$19,613	$19,210
Long-term capital gains	—	—	—	—	2,957	8,438

Total Distribution	$2,410	$1,183	$14,058	$14,760	$22,570	$27,648

	Limited		Government
	Duration		Money Market

	2005	2004	2005	2004

Ordinary income	$9,089	$11,006	$9,501	$2,864
Long-term capital gains	—	—	—	—

Total Distribution	$9,089	$11,006	$9,501	$2,864

   Pursuant to federal income tax regulations applicable to investment companies, the Funds have elected to treat net capital losses realized between November 1 and December 31 of each year (“post-October loss”) as occurring on the first day of the following tax year. For the year ended December 31, 2005, realized capital losses reflected in the accompanying

Annual Report to Shareholders

financial statements, as shown in the table on the next page, will not be recognized for federal income tax purposes until 2006.

   The tax basis components of net assets at December 31, 2005, were:

	Core	High	Investment	Limited	Government
	Bond	Yield	Grade	Duration	Money Market

Unrealized appreciation	$796	$3,430	$10,928	$442	$—
Unrealized depreciation	(1,507)	(5,368)	(8,920)	(5,363)	—

Net unrealized appreciation/depreciation	(711)	(1,938)	2,008	(4,921)	—
Undistributed ordinary income	8	—	72	—	—
Undistributed long-term capital gains	—	—	14	—	—
Capital loss carryforwards	(582)	(154,639)	—	(8,924)	—
Post-October loss push and other loss deferrals	(262)	(12)	(345)	(756)	—
Paid-in capital	73,372	326,377	385,021	252,311	406,408

Net assets	$71,825	$169,788	$386,770	$237,710	$406,408

   The Funds intend to retain realized capital gains that may be offset against available capital loss carryforwards for federal income tax purposes. At December 31, 2005, the Funds had capital loss carryforwards as follows:

Expiration		High	Limited
Date	Core Bond	Yield	Duration

2008	$—	$(35,788)	$(3,833)
2009	—	(83,723)	—
2010	—	(32,488)	—
2011	—	(2,556)	—
2012	—	—	(4,536)
2013	(582)	(84)	(555)

   At December 31, 2003, there were no capital loss carryforwards for Government Money Market and Investment Grade.

   For financial reporting purposes, capital accounts and distributions to shareholders are adjusted to reflect the tax character of permanent book/tax differences. For the year ended December 31, 2005, the Funds recorded the following permanent reclassifications, which

Notes to Financial Statements — Continued

Legg Mason Income Trust, Inc. — Continued

Annual Report to Shareholders

relate primarily to reclassifications of gains/losses on paydown, securities and swap securities and distribution in excess. Results of operations and net assets were not affected by these reclassifications.

	Core	High	Investment	Limited	Government
	Bond	Yield	Grade	Duration	Money Market

Undistributed net investment income	$67	$34	$1	$391	$—
Accumulated realized gain/(loss)	(67)	36	(1)	(376)	—
Paid-in capital	—	(70)	—	(15)	—

   At December 31, 2005, the cost of investments for federal income tax purposes was $94,037 for Core Bond, $167,936 for High Yield, $380,125 for Investment Grade, $259,319 for Limited Durations, and $387,258 for Government Money Market.

3. Financial Instruments:

Options and Futures
   As part of their investment programs, Core Bond, High Yield, Investment Grade and Limited Duration may utilize options and futures. Options may be written (sold) or purchased by these Funds. When a Fund purchases a put or call option, the premium paid is recorded as an investment and its value is marked-to-market daily. When a Fund writes a put or call option, an amount equal to the premium received by the Fund is recorded as a liability and its value is marked-to-market daily.
   When options, whether written or purchased, expire, are exercised or are closed (by entering into a closing purchase or sale transaction), the Fund realizes a gain or loss as described in the chart below:

Purchased option:	Impact on the Fund:

The option expires	Realize a loss in the amount of the cost of the option.

The option is closed through a closing sale transaction	Realize a gain or loss depending on whether the proceeds from the closing sale transaction are greater or less than the cost of the option.

The Fund exercises a call option	The cost of the security purchased through the exercise of the option will be increased by the premium originally paid to purchase the option.

The Fund exercises a put option	Realize a gain or loss from the sale of the underlying security. The proceeds of that sale will be reduced by the premium originally paid to purchase the put option.

Annual Report to Shareholders

Written option:	Impact on the Fund:

The option expires	Realize a gain equal to the amount of the premium received.

The option is closed through a closing purchase transaction	Realize a gain or loss without regard to any unrealized gain or loss on the underlying security and eliminate the option liability. The Fund will realize a loss in this transaction if the cost of the closing purchase exceeds the premium received when the option was written.

A written call option is exercised by the option purchaser	Realize a gain or loss from the sale of the underlying security. The proceeds of that sale will be increased by the premium originally received when the option was written.

A written put option is exercised by the option purchaser	The amount of the premium originally received will reduce the cost of the security that the Fund purchased when the option was exercised.

   The risk associated with purchasing options is limited to the premium originally paid. Options written by a Fund involve, to varying degrees, risk of loss in excess of the option value reflected in the statement of net assets. The risk in writing a covered call option is that a Fund may forgo the opportunity of profit if the market price of the underlying security increases and the option is exercised. The risk in writing a put option is that a Fund may incur a loss if the market price of the underlying security decreases and the option is exercised. In addition, there is the risk a Fund may not be able to enter into a closing transaction because of an illiquid secondary market or, for over-the-counter options, because of the counterparty’s inability to perform.

   Activity in written call and put options during the year ended December 31, 2005, was as follows:

Core Bond Fund:

	Calls		Puts

	Actual		Actual
	Contracts	Premiums	Contracts	Premiums

Options outstanding at December 31, 2004	76	$57	105	$97
Options written	600,587	393	527	364
Options closed	(218)	(154)	(293)	(223)
Options expired	(600,296)	(216)	(236)	(173)
Options exercised	(45)	(22)	(35)	(22)

Options outstanding at December 31, 2005	104	$58	68	$43

Notes to Financial Statements — Continued

Legg Mason Income Trust, Inc. — Continued

Annual Report to Shareholders

   Upon entering into a futures contract, the Fund is required to deposit with the broker cash or cash equivalents in an amount equal to a certain percentage of the contract amount. This is known as the “initial margin.” Subsequent payments (“variation margin”) are made or received by the Fund each day, depending on the daily fluctuation in the value of the contract. The daily changes in contract value are recorded as unrealized gains or losses and the Fund recognizes a realized gain or loss when the contract is closed. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded.

   The Funds enter into futures contracts as a hedge against anticipated changes in interest rates. There are several risks in connection with the use of futures contracts as a hedging device. Futures contracts involve, to varying degrees, risk of loss in excess of the amounts reflected in the financial statements. The change in the value of futures contracts primarily corresponds with the value of their underlying instruments, which may not correlate with the change in the value of the hedged instruments. In addition, there is the risk that a Fund may not be able to enter into a closing transaction because of an illiquid secondary market.
   The open futures positions and related appreciation or depreciation at December 31, 2005, for Core Bond, Investment Grade, and Limited Duration are listed at the end of each Fund’s portfolio of investments.

Forward Currency Exchange Contracts

   As part of its investment program, High Yield may utilize forward currency exchange contracts. The nature and risks of these financial instruments and the reasons for using them are set forth more fully in the Corporation’s prospectus and statement of additional information.
   Forward foreign currency contracts are marked-to-market daily using forward foreign currency exchange rates supplied by an independent pricing service. The change in a contract’s market value is recorded by High Yield as an unrealized gain or loss. When the contract is closed or delivery is taken, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.
   The use of forward foreign currency contracts does not eliminate fluctuations in the underlying prices of the Fund’s securities, but it does establish a rate of exchange that can be achieved in the future. These forward foreign currency contracts involve market risk in excess of amounts reflected in the financial statements. Although forward foreign currency contracts used for hedging purposes limit the risk of loss due to a decline in the value of the hedged currency, they also limit any potential gain that might result should the value of the currency increase. In addition, the Fund could be exposed to risks if the counterparties to the contracts are unable to meet the terms of their contracts. The Fund’s adviser will enter into forward foreign currency contracts only with parties approved by the Board of Directors

Annual Report to Shareholders

because there is a risk of loss to the Fund if the counterparties do not complete the transaction.
   At December 31, 2005, High Yield had no open forward currency exchange contracts.

Swap Agreements

   The use of swaps involves risks that are different from those associated with ordinary portfolio securities transactions. Swap agreements may be considered to be illiquid. Although a Fund will not enter into any swap agreement unless the adviser believes that the other party to the transaction is creditworthy, a Fund does bear the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of the agreement counterparty. The nature and risks of these financial instruments and the reasons for using them are set forth more fully in the Corporation’s prospectus and statement of additional information.
   The Funds may invest in different types of swap agreements. Credit default swap contracts represent the exchange of commitments to provide a level of credit protection for a commitment to receive interest at a fixed rate based on the potential risk of default of the relevant underlying issuer. Interest rate swap contracts involve the exchange of commitments to pay and receive interest based on a notional principal amount. Total return swap contracts involve the exchange of commitments to pay and receive interest based on the total return of an index over a specified period.
   At December 31, 2005, there were no swap contracts outstanding for any fund.

4. Transactions With Affiliates:

   Each Fund has a management agreement with Legg Mason Fund Adviser, Inc. (“LMFA”). Pursuant to their respective agreements, LMFA provides the Funds with management and administrative services for which each Fund pays a fee, computed daily and payable monthly, at annual rates of each Fund’s average daily net assets. LMFA has contractually agreed to waive its fees to the extent each Fund’s expenses (exclusive of taxes, interest, brokerage and extraordinary expenses) exceed during any month certain annual rates. These contractual expense limitations for Core Bond, Investment Grade and Limited Duration are due to expire on April 30, 2006. Pursuant to an agreement approved by the Board, each Fund has agreed to repay LMFA for waived fees and reimbursed expenses provided that payment does not cause operating expenses to exceed 1.00% of the Primary Class’s average net assets and 0.50% of the Institutional Class’s average net assets and the payment is made within three years after the year in which LMFA earned the fee or incurred the expense. LMFA has also contractually agreed to waive its fees (and to the extent necessary, bear other expenses) from December 1, 2005 through December 31, 2006, to the extent that expenses of Government Money Market (exclusive of interest, taxes, brokerage commissions, and extraordinary expenses) exceed an annual rate of 0.72%. At December 31, 2005, High Yield has no expense limitation. The following chart shows

Notes to Financial Statements — Continued

Legg Mason Income Trust, Inc. — Continued

Annual Report to Shareholders

annual rates of management fees, expense limits, and management fees waived, for each Fund:

			Year Ended
			December 31, 2005

		Expense	Management Fees
Fund	Management Fee	Limitation	Waived

Core Bond	0.45%	1.00%	$(243)
High Yield
— Primary Class	0.65%	None	—
— Institutional Class	0.65%	None	—
Investment Grade
— Primary Class	0.60%	1.00%	(1,150)
— Institutional Class	0.60%	0.50%	(47)
Limited Duration
— Primary Class	0.45%	1.00%	(388)
— Institutional Class	0.45%	0.50%	(22)
Government Money Market	0.50% – 0.40% A	0.72%B	—

A	Government Money Market’s management fee varies with the level of the Fund’s average daily net assets. The management fee is calculated as follows:

Average Net Assets	Advisory Fee Rate

$0 – $500 million	0.50%
next $500 million	0.475%
next $500 million	0.45%
next $500 million	0.425%
thereafter	0.40%

B	As of December 1, 2005.

Annual Report to Shareholders

   Western Asset Management Company (“Adviser”) serves as investment adviser to the Funds. The Adviser is responsible for the actual investment activity of each Fund. LMFA pays the Adviser a fee, computed daily and payable monthly, at an annual rate of 40% of the management fee received by LMFA for Core Bond; 77% of the management fee received by LMFA for High Yield; 40% of the management fee received for Investment Grade; and 30% for Government Money Market. For Limited Duration, LMFA pays the Adviser a fee, computed daily and payable monthly, of 0.20% of its average daily net assets, not to exceed the fee received by LMFA.

	Distribution	Service
	Fee	Fee

Core Bond	0.25%	0.25%
High Yield	0.25%	0.25%
Investment Grade	0.25%	0.25%
Limited Duration	0.25%	0.25%
Government Money Market	N/A	0.10%

   On December 1, 2005, Legg Mason Investor Services, LLC (“LMIS”) replaced Legg Mason Wood Walker, Inc. (“Legg Mason”) as Distributor. The compensation arrangements between the Funds and LMIS are identical to the previous arrangements between the Funds and Legg Mason. LMIS receives an annual distribution fee and an annual service fee based on each Fund’s Primary Class’s average daily net assets, computed daily and payable monthly as shown in the table below. For the year ended December 31, 2005, Legg Mason waived $29 of the Core Bond’s distribution and service fees.

   LM Fund Services, Inc. (“LMFS”), a registered transfer agent, has an agreement with the Funds’ transfer agent to assist it with some of its duties. For this assistance, the transfer agent paid LMFS the following amounts during the year ended December 31, 2005: Core Bond, $18; High Yield, $51; Investment Grade, $80; Limited Duration, $51; and Government Money Market, $83.
   LMFA, the Adviser, LMIS and LMFS are corporate affiliates and wholly owned subsidiaries of Legg Mason, Inc.
   Under a Deferred Compensation Plan (“Plan”), directors may elect to defer receipt of all or a specified portion of their compensation. A participating director may select one or more funds in which his or her deferred director’s fees will be deemed to be invested. Deferred amounts remain in the fund until distributed in accordance with the Plan.

Notes to Financial Statements — Continued

Legg Mason Income Trust, Inc. — Continued

Annual Report to Shareholders

5. Line of Credit:

   The Funds, excluding Government Money Market, but including certain other Legg Mason Funds, participate in a $400 million line of credit (“Credit Agreement”) to be used for temporary or emergency purposes. Pursuant to the Credit Agreement, each participating Fund is liable only for principal and interest payments related to borrowings made by that Fund. Borrowings under the Credit Agreement bear interest at a rate equal to the federal funds rate plus the federal funds rate margin. For the year ended December 31, 2005, the Funds had no borrowings under the credit agreement.

6. Fund Share Transactions:

   At December 31, 2005, there were 2,000,000 shares authorized at $.001 par value for all classes of each portfolio of the Corporation. At December 31, 2005, for U.S. Government Money Market, net assets consisted of paid-in capital of $406,408 and accumulated net realized gain of $1. Share transactions for the Funds were as follows:

	Core Bond

	Years Ended
	12/31/05	12/31/04A

Shares
Sold	3,168	7,274
Reinvestment of Distributions	226	111
Repurchased	(2,404)	(977)

Net Change	990	6,408

Amount
Sold	$31,295	$72,052
Reinvestment of Distributions	2,215	1,103
Repurchased	(23,672)	(9,621)

Net Change	$9,838	$63,534

A	For the period February 27, 2004 (commencement of operations) to December 31, 2004.

Annual Report to Shareholders

	High Yield

	Primary Class		Institutional Class

	Years Ended		Years Ended

	12/31/05	12/31/04	12/31/05	12/31/04

Shares
Sold	2,693	4,287	855	608
Reinvestment of Distributions	1,090	1,211	94	61
Repurchased	(8,012)	(8,220)	(495)	(446)

Net Change	(4,229)	(2,722)	454	223

Amount
Sold	$24,689	$39,099	$7,866	$5,538
Reinvestment of Distributions	9,912	10,986	857	558
Repurchased	(73,219)	(74,487)	(4,549)	(4,056)

Net Change	$(38,618)	$(24,402)	$4,174	$2,040

	Investment Grade

	Primary Class		Institutional Class

	Years Ended		Years Ended

	12/31/05	12/31/04	12/31/05	12/31/04

Shares
Sold	6,762	7,793	1,449	557
Reinvestment of Distributions	1,834	2,253	92	58
Repurchased	(10,700)	(10,301)	(521)	(213)

Net Change	(2,104)	(255)	1,020	402

Amount
Sold	$72,007	$84,747	$15,490	$6,057
Reinvestment of Distributions	19,415	24,367	970	631
Repurchased	(113,694)	(111,468)	(5,546)	(2,318)

Net Change	$(22,272)	$(2,354)	$10,914	$4,370

Notes to Financial Statements — Continued

Legg Mason Income Trust, Inc. — Continued

Annual Report to Shareholders

	Limited Duration

	Primary Class		Institutional Class

	Years Ended		Years Ended

	12/31/05	12/31/04	12/31/05	12/31/04

Sold	3,474	5,553	1,392	499
Reinvestment of Distributions	743	910	49	33
Repurchased	(9,200)	(10,970)	(577)	(345)

Net Change	(4,983)	(4,507)	864	187

Amount
Sold	$35,740	$58,022	$14,310	$5,222
Reinvestment of Distributions	7,624	9,486	510	346
Repurchased	(94,454)	(114,563)	(5,924)	(3,611)

Net Change	$(51,090)	$(47,055)	$8,896	$1,957

	U.S. Government
	Money Market

	Years Ended

	12/31/05	12/31/04

Shares
Sold	1,334,100	1,461,762
Reinvestment of Distributions	9,188	2,616
Repurchased	(1,329,564)	(1,515,575)

Net Change	13,724	(51,197)

Amount
Sold	1,334,100	$1,461,762
Reinvestment of Distributions	9,188	2,616
Repurchased	(1,329,564)	(1,515,575)

Net Change	$13,724	$(51,197)

7. Subsequent Event:

   On January 3, 2006, the Board of Directors of the Legg Mason U.S. Government Money Market Portfolio approved, subject to shareholder approval, a Plan of Liquidation, Dissolution and Termination whereby all the Fund’s assets would be liquidated and the Fund would subsequently be dissolved. A special meeting of the shareholders is scheduled for February 24, 2006, and the estimated time of liquidation is February 27, 2006.

Annual Report to Shareholders

Report of Independent Registered Public Accounting Firm

To the Shareholders of Core Bond Fund, High Yield Portfolio, Investment Grade Income Portfolio, Limited Duration Bond Portfolio, and U.S. Government Money Market Portfolio, and to the Directors of Legg Mason Income Trust, Inc.:

   In our opinion, the accompanying statements of assets and liabilities for Core Bond Fund, High Yield Portfolio, Investment Grade Income Portfolio, and Limited Duration Bond Portfolio, including the portfolio of investments, and the statement of net assets for U.S. Government Money Market Portfolio, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Core Bond Fund, High Yield Portfolio, Investment Grade Income Portfolio, Limited Duration Bond Portfolio, and U.S. Government Money Market Portfolio (comprising Legg Mason Income Trust, Inc., hereafter referred to as the “Funds”) at December 31, 2005, the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the fiscal periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2005 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

   As explained in Note 7, the Board of Directors of U.S. Government Money Market Portfolio approved, subject to shareholder approval, a Plan of Liquidation, Dissolution and Termination whereby all the U.S. Government Money Market Portfolio’s assets would be liquidated and U.S. Government Money Market Portfolio would subsequently be dissolved.

PricewaterhouseCoopers LLP

Baltimore, Maryland

February 15, 2006

Annual Report to Shareholders

Directors and Officers

   The table below provides information about each of the Corporation’s directors and officers, including biographical information about their business experience and information about their relationships with Legg Mason, Inc. and its affiliates. The mailing address of each director and officer is 100 Light Street, c/o Legal and Compliance Department, 23rd Floor, Baltimore, Maryland 21202.

Office
	Position(s)	and
	Held with	Length		Other
Name	the	of Time		Directorships
and Year of Birth	Corporation	ServedA	Number of Funds in Fund Complex Overseen	Held	Principal Occupation(s) During the Past Five Years

INDEPENDENT DIRECTORS:B

Hearn, Ruby P. 1940	Director	Since 2004	Director/Trustee of all Legg Mason funds (consisting of 23 portfolios).	None	Senior Vice President Emerita of the Robert Wood Johnson Foundation since 2001. Formerly: Senior Vice President of The Robert Wood Johnson Foundation (1996-2001).

Lehman, Arnold L. 1944	Director	Since 1987	Director/Trustee of all Legg Mason funds (consisting of 23 portfolios).	None	Director of The Brooklyn Museum of Art since 1997; Trustee of American Federation of Arts since 1998. Formerly: Director of The Baltimore Museum of Art (1979-1997).

Masters, Robin J.W. 1955	Director	Since 2002	Director/Trustee of all Legg Mason funds (consisting of 23 portfolios).	Chairman of the Board of Directors of Cap-a-Laige Ltd. (management company for charitable trust); Director of Cheyne Capital International Limited (investment advisory firm); Director of Cheyne Property Holdings Limited (real estate).	Retired. Director of Bermuda SMARTRISK (non-profit) since 2001. Formerly: Chief Investment Officer of ACE Limited (insurance) (1986-2000).

McGovern, Jill E. 1944	Director	Since 1989	Director/Trustee of all Legg Mason funds (consisting of 23 portfolios).	None	Chief Executive Officer of The Marrow Foundation since 1993. Formerly: Executive Director of the Baltimore International Festival (1991-1993); Senior Assistant to the President of The Johns Hopkins University (1986-1990).

Annual Report to Shareholders

Office
	Position(s)	and
	Held with	Length		Other
Name	the	of Time		Directorships
and Year of Birth	Corporation	ServedA	Number of Funds in Fund Complex Overseen	Held	Principal Occupation(s) During the Past Five Years

Mehlman, Arthur S. 1942	Director	Since 2002	Director/Trustee of all Legg Mason funds (consisting of 23 portfolios).	Trustee of The Royce Family of Funds (consisting of 23 portfolios); Director of Municipal Mortgage & Equity, LLC.	Retired. Formerly: Partner, KPMG LLP (international accounting firm) (1972-2002).

O’Brian, G. Peter 1945	Director	Since 2002	Director/Trustee of all Legg Mason funds (consisting of 23 portfolios).	Trustee of The Royce Family of Funds (consisting of 23 portfolios); Director of Technology Investment Capital Corp.	Retired. Trustee Emeritus of Colgate University; Board member of Hill House, Inc. (residential home care). Formerly: Managing Director, Equity Capital Markets Group of Merrill Lynch & Co. (1971-1999).

Rowan, S. Ford 1943	Director	Since 2002	Director/Trustee of all Legg Mason funds (consisting of 23 portfolios).	None	Consultant, Rowan & Blewitt Inc. (management consulting); Chairman, National Center for Critical Incident Analysis, National Defense University, since 2004; Director of Santa Fe Institute (scientific research institute) since 1999.

Tarola, Robert M. 1950	Director	Since 2004	Director/Trustee of all Legg Mason funds (consisting of 23 portfolios).	None	Senior Vice President and Chief Financial Officer of W. R. Grace & Co. (specialty chemicals) since 1999. Formerly: Chief Financial Officer of MedStar Health, Inc. (healthcare) (1996-1999); Partner, Price Waterhouse, LLP (accounting and auditing) (1984-1996).

INTERESTED DIRECTORS:C

Curley Jr., John F. 1939	Chairman and Director	Since 1987	Chairman and Director/Trustee of all Legg Mason funds (consisting of 23 portfolios).	None	Chairman of the Board of all Legg Mason funds. Formerly: Vice Chairman and Director of Legg Mason, Inc. and Legg Mason Wood Walker, Incorporated (1982-1998); Director of Legg Mason Fund Adviser, Inc. (1982-1998) and Western Asset Management Company (1986-1998) (each a registered investment adviser).

Directors and Officers — Continued

Annual Report to Shareholders

Office
	Position(s)	and
	Held with	Length		Other
Name	the	of Time		Directorships
and Year of Birth	Corporation	ServedA	Number of Funds in Fund Complex Overseen	Held	Principal Occupation(s) During the Past Five Years

Fetting, Mark R. 1954	President and Director	President since 2001 and Director since 2002	President and Director/Trustee of all Legg Mason funds (consisting of 23 portfolios).	Trustee of The Royce Family of Funds (consisting of 23 portfolios).	Senior Executive Vice President of Legg Mason, Inc.; Director and/or officer of various Legg Mason, Inc. affiliates since 2000. Formerly: Division President and Senior Officer of Prudential Financial Group, Inc. and related companies, including fund boards and consulting services to subsidiary companies (1991- 2000); Partner, Greenwich Associates; Vice President, T. Rowe Price Group, Inc.

EXECUTIVE OFFICERS:D

Karpinski, Marie K. 1949	Vice President and Treasurer	Since 1987	Vice President and Treasurer of all Legg Mason funds (consisting of 23 portfolios).	None	Vice President and Treasurer of all Legg Mason funds. Vice President and Treasurer of Legg Mason Fund Adviser, Inc. and Western Asset Funds, Inc.; Treasurer and Principal Financial and Accounting Officer of Western Asset Income Fund, Western Asset Premier Bond Fund, Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund, and Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2.

Merz, Gregory T. 1958	Vice President and Chief Legal Officer	Since 2003	Vice President and Chief Legal Officer of all Legg Mason funds (consisting of 23 portfolios).	None	Vice President and Deputy General Counsel of Legg Mason, Inc. since 2003. Formerly: Associate General Counsel, Fidelity Investments (1993-2002).

Annual Report to Shareholders

Office
	Position(s)	and
	Held with	Length		Other
Name	the	of Time		Directorships
and Year of Birth	Corporation	ServedA	Number of Funds in Fund Complex Overseen	Held	Principal Occupation(s) During the Past Five Years

Olmert, Amy M. 1963	Vice President and Chief Compliance Officer	Since 2004	Vice President and Chief Compliance Officer of all Legg Mason funds (consisting of 23 portfolios).	None	Senior Vice President of Legg Mason, Inc. since 2004. Chief Compliance Officer of Western Asset Funds, Inc., Western Asset Income Fund, Western Asset Premier Bond Fund, Western Asset/ Claymore U.S. Treasury Inflation Protected Securities Fund, and Western Asset/ Claymore U.S. Treasury Inflation Protected Securities Fund 2 since 2004. Formerly: Managing Director, Deutsche Asset Management (1997-2004).

ADDITIONAL INFORMATION ABOUT THE CORPORATION’S

DIRECTORS AND OFFICERS IS CONTAINED IN THE STATEMENT OF
ADDITIONAL INFORMATION, AVAILABLE WITHOUT CHARGE UPON REQUEST
BY CALLING 1-800-822-5544 OR ON THE
SECURITIES AND EXCHANGE COMMISSION’S
WEBSITE (http://www.sec.gov)

A	Directors of the Fund serve a term of indefinite length until their resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act. Officers of the Funds are elected annually to serve until their successors are elected and qualified.

B	Each of the Independent Directors serves on the standing committees of the Board of Directors, which include the Audit Committee (chair: Arthur Mehlman), the Nominating Committee (co-chairs: Peter O’Brien and Jill McGovern), and the Independent Directors Committee (chair: Arnold Lehman).

C	Mr. Curley and Mr. Fetting are considered to be interested persons (as defined in the 1940 Act) of the Funds by virtue of being employees of Legg Mason Wood Walker, Incorporated, the principal underwriter of the Funds, and as owners of common stock of Legg Mason, Inc.

D	Officers of the Fund are interested persons (as defined in the 1940 Act).

Directors and Officers — Continued

Annual Report to Shareholders

Board Consideration of Legg Mason Income Trust’s Investment Advisory Agreement and Management Agreement

   At its November 2005 meeting, the Board of Directors, including all of the Independent Directors, approved the continuation of the Management Agreements between Legg Mason Fund Adviser, Inc. (the “Manager”) and Income Trust on behalf of each of its separate series and the Investment Advisory Agreements between the Manager and Western Asset Management Company (the “Adviser”) for each separate series of Income Trust (each an “Agreement”). In voting to approve the continuation of each Agreement, the Board considered whether continuance would be in the best interests of each series of Income Trust and its shareholders, an evaluation largely based on the nature and quality of the services provided under each Agreement and the overall fairness of each Agreement to each series of Income Trust. In considering each Agreement, the Board did not identify any single factor or item of information as all-important or controlling. Based on its evaluation of all material factors, including those described below, the Board concluded that the terms of each Agreement are reasonable and fair and that the continuation of each Agreement is in the best interests of each series of Income Trust and its shareholders.

   Prior to the Board action, the Independent Directors met as a committee to consider its recommendation as to continuance of each Agreement. As part of the process to consider each Agreement, legal counsel to Income Trust requested certain information from the Manager and the Adviser on behalf of the Independent Directors, and in response, the Manager and the Adviser provided extensive reports that addressed specific factors designed to inform the Board’s consideration of each Agreement. Counsel also provided the Independent Directors and the Board with a memorandum detailing their responsibilities pertaining to the continuance of each Agreement.

   In addition to the November meeting, the Independent Directors meeting as a committee held additional meetings in September and October 2005 at which materials relating to each Agreement were reviewed and analyzed. The Independent Directors also retained an independent consultant to assist them in their review and analysis of each Agreement. The Board meets at least another three times per year in order to oversee the Legg Mason Funds, including meetings at which the portfolio managers of each series of Income Trust or others submit or make presentations and discuss performance, compliance and other applicable issues. The Board also drew upon its long association with the Manager, the Adviser and their personnel, and the Board members’ familiarity with their culture, and the manner in which they have sought to strengthen and enhance themselves.

   With respect to the nature, scope and quality of the services provided, the Board considered the experience and commitment of the Manager’s and the Adviser’s personnel and their efforts to build and support a strong service team. The Board also considered the nature and quality of the Adviser’s investment process. In assessing performance, the Board compared the returns of each series of Income Trust to the average of an appropriate Lipper category and a peer group of investment companies pursuing similar strategies, all over

Annual Report to Shareholders

multiple time periods. The Board also considered the performance of each series of Income Trust in the context of the risk undertaken by the portfolio manager. The Board noted the performance record of each series of Income Trust and the measures that the Manager and the Adviser were taking in an effort to maintain or achieve attractive long-term performance. The Board also considered the level of service provided by the Manager to Income Trust, including oversight of the transfer agent, the custodian, fund legal counsel, and investment adviser and fund compliance, and preparation of regulatory filings. The Board considered the Adviser’s procedures for executing portfolio transactions for each series of Income Trust. The Board also reviewed the Adviser’s report on its policies and procedures for the selection of brokers and dealers.

   In determining whether the terms of each Agreement are reasonable and fair, the Board considered the terms and fee structure of each Agreement. In that connection, the Board considered the costs to the Manager and the Adviser in providing services to each series of Income Trust and profitability for the Manager and its affiliates from their overall association with each series of Income Trust. The Board reviewed information about the advisory fee schedule and overall expense ratio of each series of Income Trust and comparable fee schedules and expense ratios of a peer group of funds. Although Limited Duration Bond Portfolio, Investment Grade Income Portfolio, High Yield Portfolio and Core Bond Fund had not yet grown to a size where any potential economies of scale might become apparent, the Board satisfied itself that the fees paid by each of these series at its current asset level are appropriate and noted the Manager’s agreement to waive fees for Limited Duration Bond Portfolio, Investment Grade Income Portfolio and Core Bond Fund. In considering whether any economies of scale experienced by the Manager and the Adviser in providing services to U.S. Government Money Market Portfolio were shared with that series, the Board further noted that the advisory fee structure for that series provides for a reduction of the effective fee rate as asset levels increase. The Board also compared the advisory fee schedule for each series of Income Trust to the advisory fees charged by the Adviser to its other accounts managed in a similar style. In that connection, the Board considered the differences in the level of services provided and the differences in responsibility of the Adviser to each series of Income Trust and to the other accounts. Finally, the Board considered the benefits accruing to the Manager, the Adviser and their affiliates by virtue of their relationship to each series of Income Trust.

Fund Information
Investment Manager

Legg Mason Fund Adviser, Inc. Baltimore, MD

Investment Adviser

Western Asset Management Company Pasadena, PA

Board of Directors

John F. Curley, Jr., Chairman Mark R. Fetting, President Dr. Ruby P. Hearn Arnold L. Lehman Robin J.W. Masters Dr. Jill E. McGovern Arthur S. Mehlman G. Peter O’Brien S. Ford Rowan Robert M. Tarola

Officers

Marie K. Karpinski, Vice President and Treasurer
Gregory T. Merz, Vice President and Chief Legal Officer
Amy M. Olmert, Vice President and Chief Compliance Officer
Richard M. Wachterman, Secretary
Erin K. Morris, Assistant Treasurer

Transfer and Shareholder Servicing Agent

Boston Financial Data Services Braintree, MA

Custodian

State Street Bank & Trust Company Boston, MA

Counsel

Kirkpatrick & Lockhart Nicholson Graham LLP Washington, DC

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP Baltimore, MD

About the Legg Mason Funds

Equity Funds
American Leading Companies Trust
Classic Valuation Fund
Growth Trust
Special Investment Trust
U.S. Small-Capitalization Value Trust
Value Trust
Specialty Funds
Balanced Trust
Financial Services Fund
Opportunity Trust
Global Funds
Emerging Markets Trust
Global Income Trust
International Equity Trust
Taxable Bond Funds
Core Bond Fund
High Yield Portfolio
Investment Grade Income Portfolio
Limited Duration Bond Portfolio
Tax-Free Bond Funds
Maryland Tax-Free Income Trust
Pennsylvania Tax-Free Income Trust
Tax-Free Intermediate-Term Income Trust	Legg Mason, Inc., based in Baltimore, Maryland, has built its reputation, at least in part, on the success of the Legg Mason Funds, introduced in 1979. The primary purpose of our funds is to enable investors to diversify their portfolios across various asset classes and, consequently, enjoy the stability and growth prospects generally associated with diversification.

The success of our funds is contingent on the experience, discipline, and acumen of our fund managers. We believe the quality of our managers is crucial to investment success. Unlike many firms, which focus on a particular asset class or the fluctuations of the market, at Legg Mason we focus on providing a collection of top-notch managers in all the major asset classes.

Information about the policies and procedures that each Fund uses to determine how to vote proxies relating to its portfolio securities is contained in the Statement of Additional Information, available without charge upon request by calling 1-800-822-5544 or on the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov). Information regarding how each Fund voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is also available on the SEC’s website or through the Legg Mason Funds’ website at www.leggmasonfunds.com/about.

Each Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. You may obtain a free copy of each Fund’s portfolio holdings as filed on Form N-Q, by contacting each Fund at the appropriate phone number, address or website listed below. Additionally, each Fund’s Form N-Q is available on the SEC’s website (http://www.sec.gov) or may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information about the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

You should consider a fund’s investment objectives, risks, charges, and expenses carefully before investing. For a prospectus, which contains this and other information on any Legg Mason fund, call your financial adviser, call 1-800-577-8589, or visit www.leggmasonfunds.com. Please read the prospectus carefully before investing.

Legg Mason Funds For Primary Class Shareholders c/o BFDS P.O. Box 55214 Boston, MA 02205-8504 800-822-5544 www.leggmasonfunds.com	Legg Mason Institutional Funds For FI and I Class Shareholders P.O. Box 17635 Baltimore, MD 21297-1635 888-425-6432 www.lminstitutionalfunds.com

Legg Mason Investor Services, LLC, Distributor

A Legg Mason, Inc. subsidiary

LMF-056 (12/05)

Item 2.	Code of Ethics Applicable to Registrant’s Principal Executive Officer and Principal Financial Officer

(a)	Legg Mason Income Trust, Inc. (“Registrant”) has adopted a Code of Ethics, as defined in the instructions to Form N-CSR that applies to the Registrant’s President and Treasurer, which is designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in reports and documents the Registrant files with, or submits to, the SEC or in other public communications made by the Registrant;

•	Compliance with applicable governmental laws, rules and regulations;

•	Prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

•	Accountability for adherence to the Code of Ethics.

(b)	No Response required.

(c)	Not applicable.

(d)	The Registrant has not granted a waiver, including an implicit waiver, from a provision of the Code of Ethics to the Registrant’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions during the period covered by this report.

(e)	Not applicable.

(f)	A copy of the Code of Ethics is attached as Exhibit 12(a)(1) to this Form N-CSR.

Item 3.	Audit Committee Financial Expert

(a) (1)	The Registrant’s board of directors has determined that the Registrant has at least one audit committee financial expert serving on its audit committee.

(a) (2)	The audit committee financial experts are Mr. Authur S. Mehlman and Mr. Robert M. Tarola. They are “independent” as defined in Form N-CSR Item 3(a)(2).

Item 4.	Principal Accounting Fees and Services

(a)	Audit Fees

Fiscal Year Ended December 31, 2004 – $139,220

Fiscal Year Ended December 31, 2005 – $162,725

(b)	Audit-Related Fees

There were no additional fees billed to the Registrant during either of the last two fiscal years in addition to those disclosed in Item (a) above.

PricewaterhouseCoopers LLP did not bill fees for assurance and related services that required preapproval by the Audit Committee pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X during the Registrant’s last two fiscal years.

(c)	Tax Fees

Fiscal Year Ended December 31, 2004 – $3,480

Fiscal Year Ended December 31, 2005 – $5,250

Services include preparation of federal and state income tax returns and preparation of excise tax returns.

PricewaterhouseCoopers LLP did not bill fees for tax services that required preapproval by the Audit Committee pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X during the Registrant’s last two fiscal years.

(d)	All Other Fees

There were no fees billed to the Registrant during either of the last two fiscal years in addition to those disclosed in items (a) through (c) above.

PricewaterhouseCoopers LLP did not bill fees for services not included in Items 4(a) through (c) above that required preapproval by the Audit Committee pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X during the Registrant’s last two fiscal years.

(e) (1)	The Audit Committee’s policy is to delegate to its Chairperson the authority to preapprove items prior to the next meeting of the Committee. Such preapprovals are reported at the next quarterly meeting of the Audit Committee.

(2)	There were no services provided to the Registrant that were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

PricewaterhouseCoopers LLP did not bill fees for services where pre-approval by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during the Registrant’s last two fiscal years.

(f)	The percentage of hours expended by the principal accountant’s engagement to audit the Registrant’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountants’ full-time, permanent employees was zero.

(g)	Non-Audit Fees for services rendered to Registrant or Registrant’s investment manager and any entity controlling, controlled by, or under common control with the investment manager.

Fiscal Year Ended December 31, 2004 – $372,631

Fiscal Year Ended December 31, 2005 – $279,508

(h)	The members of the Registrant’s Audit Committee have considered whether the non-audit services that were rendered by the Registrant’s principal accountant to the Registrant’s investment adviser and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Registrant that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X are compatible with maintaining the principal accountant’s independence.

Item 5.	Audit Committee of Listed Registrants

The Registrant is not a listed issuer as defined in Rule 10A-3 under the Securities Exchange Act of 1934.

Item 6.	Schedule of Investments

The Schedule of investments in securities of unaffiliated issuers is included in the annual report.

Item 7.	Disclosure of Proxy Voting Policies and Procedures for Closed-End Management Investment Companies

Not applicable.

Item 8.	Portfolio Managers of Closed-End Management Investment Companies

Not Applicable.

Item 9.	Purchases of Equity Securities by Closed-End Management Investment Companies and Affiliated Purchasers

Not Applicable.

Item 10.	Submission of Matters to a Vote of Security Holders

The Nominating Committee will accept recommendations for nominations from shareholders. Shareholders may forward recommendations to the Fund Secretary at 100 Light Street, 23rd Floor, Baltimore, Maryland 21202, Attn: Fund Secretary.

Item 11.	Controls and Procedures

(a)	The Registrant’s principal executive and principal financial officers have concluded, based on their evaluation of the effectiveness of the design and operation of the Registrant’s disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) as of a date within 90 days of the filing date of this report, that the Registrant’s disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Registrant on Form N-CSR is recorded, processed, summarized and reported within the time periods specified in the SEC’s rule and forms and that information required to be disclosed by the Registrant in the reports that it files or submits on Form N-CSR is accumulated and communicated to the Registrant’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

(b)	There were no changes in the Registrant’s internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) during the Registrant’s second fiscal quarter of the period covered by this report that have materially affected, or are reasonably likely to materially affect, the Registrant’s internal control over financial reporting.

Item 12.	Exhibits

(a)	File the exhibits listed below as part of this Form.

(1)	The Registrant’s Code of Ethics applicable to Registrant’s principal executive officer and principal financial officer is attached hereto.

(2)	Separate certifications for the Registrant’s chief executive officer and chief financial officer as required by Rule 30a-2(a) under the Investment Company Act of 1940 are attached hereto.

(b)	Separate certifications for the Registrant’s chief executive officer and chief financial officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 are attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Legg Mason Income Trust, Inc.

By:	Mark R. Fetting
Mark, R. Fetting President, Legg Mason Income Trust, Inc.

Date:	March 3, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By:	Mark R. Fetting
Mark, R. Fetting President, Legg Mason Income Trust, Inc.

Date:	March 3, 2006

By:	Marie K. Karpinski
Marie K. Karpinski Chief Financial Officer, Legg Mason Income Trust, Inc.

Date:	March 2, 2006